PROSPECTUS SUPPLEMENT (to prospectus dated July 26, 1999)


                           $372,062,000 (Approximate)
                              ACE SECURITIES CORP.

                             Home Loan Trust 1999-A

                               Asset Backed Notes

                            GMAC Mortgage Corporation
                                    Servicer
                                  ---------------



----------------------------------------------

        Consider  carefully  the risk factors
beginning on page S-10 of this prospectus supplement and on page 22 of the prospectus.

        For a list of capitalized terms used
in this prospectus supplement and the
prospectus, see the glossary of defined
terms beginning on page S-61 of this
prospectus supplement and on page 158 of the prospectus.

        The notes will represent obligations
of the trust only and will not represent interests in or obligations of any other entity.

       This  prospectus  supplement may be
used to offer and sell the notes only if accompanied by the prospectus.

----------------------------------------------




The trust will issue the following notes:


         Original Class      Interest      Price    Underwriting     Proceeds
Class  Principal Amount(1)    Rate(2)    to Public    Discount     to Depositor
-----  -------------------   --------    ---------  ------------   ------------
  A      $372,062,000         7.749%    $372,061,810    0.250%    $371,131,655

______________
(1)  This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement.

     Subject to the exceptions and limitations that are described in this prospectus supplement, payment of monthly interest due on the notes, and payment to holders of notes of the amount of principal losses on the mortgage loans after overcollateralization has been reduced to zero, will be guaranteed under a note guaranty insurance policy issued by MBIA Insurance Corporation.

                                  [[MBIA Logo]]

     This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.


     The assets of the trust primarily consist of home loans that were originated to finance property improvements, debt consolidation or a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs and other consumer purposes. The home loans are secured by, for the most part, junior liens on residential properties in which the borrowers have little or no equity.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     The notes offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from ACE Securities Corp., and are being offered by Deutsche Bank Securities Inc. See "Underwriting" in this prospectus supplement for additional information on the offering of the notes and underwriting commissions.

     On or about August 12, 1999, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

                                  Underwriter:
                            Deutsche Banc Alex. Brown
            The date of this prospectus supplement is August 6, 1999

              Important Notice About Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus:

         We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

         If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.


                               -----------------


         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                               -----------------


         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               Tables of Contents

                              Prospectus Supplement

                                                 Page
                                                 ----

Summary of Terms..................................S-6
   The Offered Notes..............................S-6
   The Home Loans.................................S-8
   Servicing of the Home Loans....................S-8
   Optional Purchase of Home Loans................S-8
   Tax Status.....................................S-8
   ERISA Considerations...........................S-8
   Legal Investment Considerations................S-9
   Ratings of the Notes...........................S-9
Risk Factors.....................................S-10
   Unpredictability and Effect of Prepayments....S-10
   Effect of Creation and
   Maintenance of Overcollateralization
   on Payments of Principal on the
   Notes.........................................S-10
   Geographic Concentration of Home Loans........S-11
   Potential Disruption of Computer Systems......S-11
   Limited Ability to Resell Notes...............S-12
Description of the Trust.........................S-13
   General.......................................S-13
   The Owner Trustee.............................S-13
   The Residual Certificate......................S-13
Description of the Notes.........................S-14
   General.......................................S-14
   Book-Entry Registration.......................S-15
   Payments......................................S-17
   Payment Priorities............................S-20
   Related Definitions...........................S-20
   Overcollateralization.........................S-23
   Maturity Date.................................S-24
   Reports to Noteholders........................S-24
   Optional Redemption...........................S-24
   Rights of Noteholders Upon
   Occurrence of Event of Default................S-25
   The Indenture Trustee.........................S-25
The MBIA Insurance Policy........................S-25
   MBIA..........................................S-26
   MBIA Financial Information....................S-26
   Where You Can Obtain Additional
   Information About MBIA........................S-27
   Year 2000 Readiness Disclosure................S-27
   Financial Strength Ratings of MBIA............S-27
   The MBIA Insurance Policy.....................S-28
Description of the Home Loan Pool................S-31
   General.......................................S-31
   Payments on the Home Loans....................S-31
   Characteristics of the Home Loans.............S-33
Additional Information...........................S-38
The Originator...................................S-39
General..........................................S-39
Underwriting Criteria............................S-39
The Servicer.....................................S-40
General..........................................S-41
Year 2000 Compliance.............................S-42
Description of the Transfer and
Servicing Agreements.............................S-42
   Sale and Assignment of the Home Loans.........S-42
   Trust Fees and Expenses.......................S-43
   Voting Rights.................................S-44
   General Servicing Provisions..................S-44
   No Delinquency Advances.......................S-45
   Servicing Advances............................S-45
   Insurance Coverage............................S-45
   Evidence as to Compliance.....................S-45
   Servicing Compensation and Payment of ExpensesS-45
   Subservicing..................................S-46
   Resignation or Removal of the Servicer........S-46
   Collection Account, Note
   Distribution Account and Certificate
   Distribution Account..........................S-47
   The Owner Trustee and Indenture Trustee.......S-47
   Duties of the Owner Trustee and
   Indenture Trustee.............................S-48
Yield Considerations.............................S-49
   General.......................................S-49
   Overcollateralization.........................S-53
   Maturity Date.................................S-53
   Weighted Average Life.........................S-53
Material Federal Income Tax Considerations.......S-57
   General.......................................S-57
   Certain U.S.  Federal Income Tax
   Documentation Requirements....................S-57
State Income Tax Considerations..................S-58
ERISA Considerations.............................S-58
Legal Investment Considerations..................S-59
Use of Proceeds..................................S-59
Underwriting.....................................S-59
Experts..........................................S-60
Legal Matters....................................S-60
Ratings..........................................S-60

                                   Prospectus

                                                 Page
                                                 ----

Prospectus Supplement...............................4
Available Information...............................4
Incorporation of Certain Information by
  Reference.........................................5
Summary of Prospectus...............................9
   Title of Securities..............................9
   Depositor........................................9
   Issuer...........................................9
   Servicers........................................9
   Master Servicer..................................9
   Trustee; Indenture Trustee......................10
   The Trust Assets................................10
   Description of Securities.......................15
   Distributions on Securities.....................16
   Advances........................................18
   Termination.....................................18
   Registration of Securities......................19
   Tax Status of the Securities....................19
   Legal Investment Considerations.................21
   ERISA Considerations............................21
   Rating..........................................21
   Material Risks..................................22
Risk Factors.......................................23
   Limited Liquidity for Securities................23
   Limited Assets for Payment of
     Securities....................................23
   Rate of Prepayments on Assets May
     Adversely Affect Average Lives and
     Yields of Securities..........................24
   Priority of Payment of Securities May
     Adversely Affect Average Lives and
     Yields of Securities..........................24
   Limited Nature of Ratings.......................25
   Real Estate Market Conditions Affect
     Mortgage Loan Performance.....................25
   Variable Payment Provisions in
     Mortgage Loans May Increase Rate
     of Default....................................25
   Geographic Concentration May
     Increase Rates of Loss and
     Delinquency...................................26
   Multifamily Properties May Experience
     Increased Defaults and Foreclosures...........26
   Balloon Payment Assets are More
     Likely to Experience Losses on
     Foreclosure if Obligor is Unable to
     Refinance or Sell Related Property............26
   Junior Mortgage Loans are More Likely
     to Experience Losses on Foreclosure...........27
   Sub-prime Mortgage Loans May be
     More Likely to Default or be
     Foreclosed....................................27
   Potential for Losses Increases if
     Assets are Delinquent.........................27
   Effects of Failure to Comply with
     Consumer Protection Laws; Other
     Legal Considerations..........................28
   General Economic Conditions
     Increases the Potential for Losses on
     Contracts and Manufactured Homes..............28
   Depreciation in Value Increases the
     Potential for Losses on Contracts
     and Manufactured Homes........................29
   Grant of Security Interest in Contracts;
     Risks of Defective Security Interest
     and Effects of Certain Other Legal
     Aspects of the Contracts......................29
   Bankruptcy of Borrower May Prevent
     Collections on Unsecured Home
     Improvement Loans.............................30
   Credit Support is Limited in Amount
     and Coverage..................................30
   Lowering of Rating on Securities May
     Decrease Value and Liquidity..................31
   Subordinated Securities Bear Risk of
     Loss Before More Senior Securities............31
   Residual Securities May Have
     Adverse Tax Attributes........................31
   Owners of Book-Entry Securities
     Not Entitled to Exercise Rights of
     Holders of Securities.........................32
   Financial Instruments are Subject to
     Counterparty Risk.............................32
Description of the Trust Funds.....................32
   Assets..........................................32
   Mortgage Loans..................................34
   Contracts.......................................37
   Agency Securities...............................38
   Mortgage Securities.............................43
   FHA Loans and VA Loans..........................44
   Pre-Funding Account.............................44
   Accounts........................................45
   Credit Support..................................45
   Cash Flow Agreements............................46

                                                 Page
                                                 ----

Use of Proceeds....................................46
Yield Considerations...............................46
   General.........................................46
   Pass-Through Rate and Interest Rate.............46
   Timing of Payment of Interest...................47
   Payments of Principal; Prepayments..............47
   Prepayments--Maturity and
     Weighted Average Life.........................48
   Other Factors Affecting Weighted
     Average Life..................................50
The Depositor......................................53
Description of the Securities......................53
   General.........................................53
   Distributions...................................54
   Available Distribution Amount...................54
   Distributions of Interest on the
     Securities....................................55
   Distributions of Principal of the
     Securities....................................57
   Components......................................57
Distributions on the Securities of
     Prepayment Premiums...........................57
   Allocation of Losses and Shortfalls.............57
   Advances in Respect of
     Delinquencies.................................58
   Reports to Securityholders......................59
   Termination.....................................61
   Optional Purchases..............................61
   Book-Entry Registration and
     Definitive Securities.........................62
Description of the Agreements......................63
   Agreements Applicable to a Series...............63
   Material Terms of the Pooling and
     Servicing Agreements and
     Underlying Servicing Agreements...............64
   Material Terms of the Indenture.................84
Description of Credit Support......................87
   General.........................................87
   Subordinate Securities..........................88
   Cross-Support Provisions........................88
   Limited Guarantee...............................88
   Financial Guaranty Insurance Policy
     or Surety Bond................................88
   Letter of Credit................................88
   Pool Insurance Policies.........................89
   Special Hazard Insurance Policies...............89
   Mortgagor Bankruptcy Bond.......................89
   Reserve Funds...................................89
   Overcollateralization...........................90
Certain Legal Aspects of Mortgage
  Loans............................................90
   General.........................................90
   Types of Mortgage Instruments...................91
   Interest in Real Property.......................91
   Cooperative Loans...............................92
   Land Sale Contracts.............................93
   Foreclosure.....................................94
   Junior Mortgages................................98
   Anti-Deficiency Legislation and
     Other Limitations on Lenders..................99
   Environmental Considerations...................100
   Due-on-Sale Clauses............................102
   Prepayment Charges.............................103
   Subordinate Financing..........................103
   Applicability of Usury Laws....................104
   Alternative Mortgage Instruments...............104
   Soldiers' and Sailors' Civil Relief
     Act of 1940..................................105
   Forfeitures in Drug and RICO
     Proceedings..................................105
Certain Legal Aspects of the Contracts............106
   General........................................106
   Security Interests in the
     Manufactured Homes...........................106
   Enforcement of Security Interests in
     Manufactured Homes...........................108
   Soldiers' and Sailors' Civil Relief Act
     of 1940......................................109
   Consumer Protection Laws.......................109
   Transfers of Manufactured Homes;
     Enforceability of "Due-on-Sale"
     Clauses......................................109
   Applicability of Usury Laws....................110
Material Federal Income Tax
   Considerations.................................110
   General........................................110
   REMICS.........................................111
   Grantor Trust Funds............................135
   Standard Securities............................136
   Stripped Securities............................139
   Partnership Trust Funds........................144
State Income Tax Considerations...................150
ERISA Considerations..............................150
Legal Investment Considerations...................154
Methods of Distribution...........................156
Legal Matters.....................................157
Financial Information.............................157
Rating............................................158

                                Summary of Terms

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire prospectus supplement and accompanying prospectus.

o While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Whenever we refer to a percentage of some or all of the home loans in the trust, that percentage has been calculated on the basis of the total principal balance of those home loans as of August 1, 1999, unless we specify otherwise. We explain in this prospectus supplement under "Description of the Notes -- Related Definitions" how the principal balance of a home loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any home loans, we mean the total of their principal balances determined by that method, unless we specify otherwise.


The Offered Notes

     ACE Securities Corp. Home Loan Trust 1999-A is offering the Class A Asset Backed Notes as part of Series 1999-A. The notes will be issued in book-entry form.

     See "Description of the Notes -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

     The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of a pool of fixed rate home loans and the MBIA insurance policy.

     The notes will have an approximate total initial principal amount of $372,062,000. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Payments on the Notes

     Principal and interest on the notes will be payable on the 20th day of each month, beginning in September 1999. However, if the 20th day is not a business day, payments will be made on the next business day after the 20th day of the month.

Interest Payments

     Interest will accrue on the notes at the annual rate described in this prospectus supplement.

     See "Description of the Notes -- Payments -- Payments of Interest" in this prospectus supplement.

Principal Payments

     The amount of principal payable on the notes will be determined by (1) funds actually received on the home loans that are available to make payments on the notes, (2) the amount of interest received on the home loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) the amount of principal received on the home loans that is released to the residual certificate, calculated as described in this prospectus supplement, and (4) any payment of principal required to be made under the MBIA insurance policy. Funds actually received on the home loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted home loans, or repurchases of home loans under the circumstances described in this prospectus supplement.

     We explain how principal is paid on the notes under "Description of the Notes -- Payments -- Payments of Principal" in this prospectus supplement.

     The last possible day on which the principal of the notes could become payable in full is July 20, 2028 and is referred to as the maturity date. The notes could be paid in full before the maturity date.

Limited Recourse

     The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no other source of cash and no entity other than the trust and MBIA will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

     Subject to the exceptions and limitations that are described in this prospectus supplement, payment of monthly interest due on the notes, and payment to holders of notes of the amount of principal losses on the home loans after overcollateralization has been reduced to zero, will be guaranteed under a financial guaranty insurance policy issued by MBIA Insurance Corporation, as described in this prospectus supplement.

The MBIA Insurance Policy

     The MBIA insurance policy will guarantee payment to holders of notes of the amount of interest due on the notes on each distribution date.

     The MBIA insurance  policy will also guarantee  payment to holders of notes
of  the   amount   of  any   principal   losses   on  the   home   loans   after
overcollateralization has been eliminated.

     For information about MBIA and for a more detailed discussion of the MBIA insurance policy, see "The MBIA Insurance Policy" in this prospectus supplement.

Subordination of Payments

     No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.

Overcollateralization

     On the closing date, the total principal balance of the home loans is expected to exceed the total principal amount of the notes by approximately 15.00%. This condition is referred to as "overcollateralization." Any interest received on the home loans in excess of the amount needed to pay interest on the notes and certain expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by MBIA, until the home loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by MBIA. We cannot assure you that sufficient interest will be generated by the home loans to increase overcollateralization to the level required by MBIA, or to maintain it at that level.

     See "Description of the Notes -- Overcollateralization" in this prospectus supplement.

The Home Loans

     On the closing date, which is expected to be on or about August 12, 1999, the assets of the trust will consist primarily of a pool of home loans with a total principal balance of approximately $437,721,096. The home loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     The home loans are fixed rate loans that have original terms to stated maturity ranging from three to thirty years.

     The home loans were originated or acquired by Firstplus Financial, Inc. in accordance with the underwriting guidelines described in this prospectus supplement. Almost all of the mortgages securing the home loans will be junior in priority to one or more senior liens on the related properties, which will mostly be owner occupied single family homes. The home loans will not be insured or guaranteed by any government agency.

     See "Description of the Home Loan Pool" in this prospectus supplement for a general description of the home loans and "The Originator" in this prospectus supplement for a description of the underwriting guidelines applied in originating the home loans.

Servicing of the Home Loans

     The home loans will be serviced by GMAC Mortgage Corporation.

     See  "The  Servicer"  and   "Description  of  the  Transfer  and  Servicing
Agreements" in this prospectus supplement.

Optional Purchase of Home Loans

     The holder of the residual certificate will have the option to purchase all of the home loans and the other assets of the trust, other than the MBIA insurance policy, after the total principal balance of the home loans declines to less than 10% of their initial total principal balance; if the holder of the residual certificate does not exercise that option, MBIA may purchase the home loans and other assets of the trust.

     If the home loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

     See "Description of the Notes -- Optional Redemption" in this prospectus supplement for a description of the purchase price to be paid for the home loans.

Tax Status

     In the opinion of Brown & Wood LLP, for federal income tax purposes the notes will be characterized as debt, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool. Each noteholder, by its acceptance of a note, will agree to treat the notes as debt.

     See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

     Generally, the notes may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.
However, a fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

     The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should consider.

     See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Ratings of the Notes

     The notes will initially be rated "AAA" by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "Aaa" by Moody's Investors Service.

     These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

     o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

     See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                  Risk Factors

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.


  Unpredictability and Effect of      Borrowers may prepay their home loans in
  Prepayments                         whole or in part at any time; however,
                                      approximately half of the home loans
                                      require the payment of a prepayment
                                      penalty in connection with any voluntary prepayment during the first three to five years after origination. The prepayment penalties may be waived by the servicer. A prepayment of a home loan will usually result in a prepayment on the notes.

                                      o  If you purchase your notes at a
                                         discount and principal is repaid slower
                                         than you anticipate, then your yield
                                         may be lower than you anticipate.

                                      o  If you purchase your notes at a premium
                                         and principal is repaid faster than you
                                         anticipate, then your yield may be
                                         lower than you anticipate.

                                      The rate at which defaults and losses
                                      occur on the home loans will affect the
                                      rate of payment of principal on the notes.
                                      We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the home loans, the credit quality of the home loans and the collateral for the home loans.

                                      See "Yield Considerations" in this
                                      prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the home loans.

                                      The prepayment experience of the home
                                      loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.

  Effect of Creation and              We describe in this prospectus supplement
  Maintenance of                      the underwriting guidelines used in
  Overcollateralization on            originating the home loans, the collateral
  Payments of                         for the home loans and the servicing of
  Principal on the                    the home loans. These and other factors
  Notes                               will affect the rate of defaults and
                                      losses on the home loans, which in turn
                                      will affect the rate at which
                                      overcollateralization is created or
                                      maintained. When overcollateralization is less than the level required by MBIA, a portion of interest collections on the home loans will be used to make principal payments on the notes. This will accelerate the rate at which you receive payments of principal. When overcollateralization is greater than the level required by MBIA, a portion of principal collections on the home loans will be released to the residual certificate. This will slow the rate at which you receive payments of principal.

Geographic Concentration of           Approximately 11.77% of the home loans
Home Loans                            expected to be in the trust on the closing
                                      date are secured by properties in
                                      California. The rate of delinquencies and defaults, and therefore the rate of prepayments, on the home loans may be higher than if fewer of the home loans were concentrated in one state because the following conditions in California will have a disproportionate impact on the home loans in general:

                                      o  Weak economic conditions in California
                                         (which may or may not affect real
                                         property values) may affect the ability
                                         of borrowers to repay their home loans
                                         on time;

                                      o  Declines in  the California residential
                                         real estate market may reduce the
                                         values of properties located in
                                         California, which would result in an
                                         increase in the combined loan-to-value
                                         ratios;

                                      o  Properties in California may be more
                                         susceptible than homes located in other
                                         parts of the country to certain types
                                         of uninsurable hazards, such as
                                         earthquakes, as well as floods,
                                         mudslides and other natural disasters;
                                         and

                                      o  Any increase in the market value
                                         of properties located in California
                                         would reduce the combined loan-to-value
                                         ratios of the home loans and could,
                                         therefore, make alternative sources of
                                         financing available to the borrowers at
                                         lower interest rates, which could
                                         result in an increased rate of
                                         prepayment of the home loans.

                                      Natural disasters affect regions of the
                                      United States from time to time, and may result in increased losses on home loans in those regions, or in insurance payments that will constitute prepayments of those home loans.

                                      For additional information regarding the geographic distribution of the home loans in the trust, see the applicable table under "Description of the Home Loan Pool" in this prospectus supplement.

  Potential Disruption of             The transition from the year 1999 to the
  Computer Systems                    year 2000 may interfere with the ability
                                      of computer systems used by the servicer, the indenture trustee, the note registrar, The Depository Trust Company and other parties to process information, unless modifications to those systems are completed in time. This could disrupt collection of payments on the home loans and calculation and distribution of payments on the notes.

  Limited Ability to Resell Notes     The underwriter is not required to assist
                                      in resales of the notes, although it may do so. A secondary market for the notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

                            Description of the Trust

General

         ACE Securities Corp. Home Loan Trust 1999-A (the "Trust" or the "Issuer") will be a business trust formed under the laws of the State of Delaware pursuant to an amended and restated Trust Agreement (the "Trust
Agreement") dated as of August 1, 1999 (the "Cut-off Date") between ACE Securities Corp. as depositor (the "Depositor") and Wilmington Trust Company as owner trustee (the "Owner Trustee"), for the transactions described in this prospectus supplement. The Trust will not engage in any activity other than acquiring, holding and managing the Home Loans (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Securities (as defined herein), making payments on the Securities, and engaging in related activities.

         On or about August 12, 1999 (the "Closing Date"), the Trust will purchase the Home Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the "Sale and Servicing Agreement") dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and First Union National Bank, as indenture trustee (the "Indenture Trustee").

         The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "-- The Owner Trustee."

The Owner Trustee

         Wilmington Trust Company will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The compensation of the Owner Trustee will be paid by GMACM (as defined herein) for as long as GMACM remains the Servicer.

         Bankers Trust Company will perform certain administrative functions on behalf of the Trust pursuant to the terms of an administration agreement (the "Administration Agreement") between the Trust and Bankers Trust Company.

The Residual Certificate

         The equity interest in the Trust will be represented by a residual interest certificate (the "Residual Certificate").

         The holder of the Residual Certificate (the "Residual Certificateholder," and together with the Noteholders (as defined herein), the "Securityholders") will be entitled to receive, from and to the extent that funds are available therefor in the Certificate Distribution Account (as defined herein), any amounts remaining on any Distribution Date (as defined herein) after all required payments have been made on the Class A Notes (the "Notes") on that date, as described herein. Distributions on the Residual Certificate will be subordinate in priority to payments of interest and payments of principal on the Notes.

                            Description of the Notes

General

         The Trust will issue the Notes pursuant to an Indenture dated as of the Cut-off Date (the "Indenture") between the Issuer and the Indenture Trustee. The Trust will also issue the Residual Certificate pursuant to the Trust Agreement. The Notes and the Residual Certificate are referred to herein as the "Securities." Only the Notes are offered hereby. The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

         The "Trust Estate" will consist primarily of (1) a pool (the "Home Loan Pool") of fixed rate home loans (the "Home Loans"), (2) the assets that from time to time are identified as deposited in connection with the Home Loans in the Collection Account and the Note Distribution Account (each as defined herein), (3) property acquired by foreclosure of Home Loans or deed in lieu of foreclosure, (4) the MBIA Insurance Policy (as defined herein), (5) any other applicable insurance policies and (6) all proceeds of the foregoing.

         The Notes will be issued in the approximate initial total principal amount specified on the cover page hereof (the "Original Class Principal Amount"). The total principal amount of the Notes outstanding at any time is referred to herein as the "Class Principal Amount." The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein. The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Home Loans is increased or decreased as described under "Description of the Home Loan Pool" herein.

         Payments on the Notes will be made on the 20th day of each month or, if the 20th day is not a Business Day, on the next succeeding Business Day, commencing in September 1999 (each, a "Distribution Date"), to holders of Notes ("Noteholders") of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

         o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which MBIA Insurance Corporation ("MBIA") or banks in New York or Pennsylvania are closed.

         Payments on the Notes will be made to each registered holder entitled thereto, either (1) by check mailed to the Noteholder's address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder's expense) in immediately available funds;
provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined herein) of the Indenture Trustee or the office of the Note Registrar (as defined herein). See "-- The Indenture Trustee" herein.

         The Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein). The Book-Entry Notes will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

         The Book-Entry Notes will be represented by one or more notes registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a note representing an interest (a "Definitive Note"), except as set forth below under "-- Book-Entry Registration -- Definitive Notes." Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders with respect to the Book-Entry Notes will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for distribution to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

         General. Beneficial Owners will hold their Notes through DTC if they are participants of DTC, or indirectly through organizations that are participants in DTC. The Book-Entry Notes will be issued in one or more notes that equal the Original Class Principal Amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no Beneficial Owner will be entitled to receive a physical note representing a Note. Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Sale and Servicing Agreement (as defined herein) or the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Note will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess notes, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive notes representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Beneficial Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing the Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of the Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Transfers between Participants will occur in accordance with DTC Rules.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Payments on the Book-Entry Notes will be made on each Distribution Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of each payment to the accounts of the applicable DTC participants in
accordance  with  DTC's  normal   procedures.   Each  DTC  participant  will  be
responsible for disbursing the payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, because the payments will be forwarded by the Indenture Trustee to Cede & Co. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of Book-Entry Notes, may be limited due to the lack of physical notes for the Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of the Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of Beneficial Owners are credited.

         DTC has advised the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Sale and Servicing Agreement or the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes. DTC may take actions, at the direction of the related Participants, with respect to some Notes that conflict with actions taken with respect to other Notes.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes among its participants, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the Depositor, GACC, the Servicer, MBIA, the Owner Trustee or the Indenture Trustee (as those terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Certain computer applications and systems that DTC uses for processing dates ("Systems") based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter certain problems related to the Systems' use of only two digits to calculate calendar dates ("Year 2000 Problems"). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). DTC has advised the Depositor that it is attempting to determine the extent of the efforts of its vendors to deal with Year 2000 Problems as they relate to the provision of these services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         Definitive Notes. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Securities -- Book-Entry Registration and Definitive Securities." Upon the occurrence of an event described in the seventh paragraph thereunder, the Indenture Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of the Definitive Notes as Noteholders under the Sale and Servicing Agreement and the Indenture.

Payments

         For the definitions of certain of the defined terms used in this subsection, see "-- Related Definitions" below.

         Available Collection Amount. Payments on the Notes on each Distribution Date will be made from the Available Collection Amount. The Available Collection Amount will be determined as of the close of business on the last day of each Due Period (the "Determination Date").

         o The "Available Collection Amount" for each Distribution Date will be the sum of the following:

                           (1) all amounts  received  relating to the Home Loans
                  or paid by GACC or the Depositor (not including amounts not required to be deposited in the Collection Account) during the related Due Period (and, in the case of amounts required to be paid by GACC in connection with the purchase or substitution of a defective Home Loan, deposited in the Collection Account on or before the related Determination Date), as reduced by any amount that may not be withdrawn by order of a United States bankruptcy court;

                           (2) on the final  Distribution  Date,  or upon  early
                  redemption of the Notes, the Termination Price (as defined herein), and

                           (3) any income from investment of funds in the Collection Account.

         o With respect to each Distribution Date, the "Due Period" is the calendar month immediately before that Distribution Date.

         Payments of Interest. Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Interest Rate") and will be payable to Noteholders on each Distribution Date, starting in September 1999. If the Residual Certificateholder does not exercise its option to purchase the Home Loans and the other assets of the Trust when it is first entitled to do so, as described under "--Optional Redemption" herein, then with respect to each succeeding Distribution Date the Interest Rate will be increased to 8.249%. See "-- Optional Redemption" herein. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

         o   The "Accrual  Period" for the Notes will be the calendar month
             immediately   preceding   the  month  in  which  the   related
             Distribution Date occurs.

         Payments of interest on the Notes will be made from the Available Collection Amount remaining after payment of the Servicing Fee (as defined herein) and payment of investment earnings on amounts in the Collection Account to the Servicer (the "Available Funds"). Under certain circumstances the amount available to make interest payments on any Distribution Date could be less than the amount of interest payable on all of the Notes on that date. An interest shortfall could occur, for example, if delinquencies or losses on the Home Loans were exceptionally high or were concentrated in a particular month. Any interest deficiency with respect to the Notes will be paid by MBIA under the MBIA Insurance Policy (as defined herein), as described under "The MBIA Insurance Policy" herein.

         Payments of Principal. Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to the sum of (1) the Regular Principal Distribution Amount, as reduced by any Overcollateralization Release Amount (each as defined herein), and (2) any Excess Spread (as defined herein) paid to Noteholders as principal, as described below. Principal payments on the Notes will be made from the Available Funds remaining after the payment of the Noteholders' Interest Distribution Amount (as defined herein).

         o   The   "Regular   Principal   Distribution   Amount"   for  any
             Distribution Date will be an amount equal to the lesser of:

                   (a)    the sum of:

                                    (1)   each scheduled payment of principal
                           collected by the Servicer in the related Due Period;

                                    (2)   all   partial   and   full   principal
                           prepayments applied by the Servicer during that Due Period;

                                    (3)  the   principal   portion  of  all  Net
                           Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the Servicer during that Due Period relating to any Home Loan;

                                    (4) that  portion of the  Purchase  Price of
                           any repurchased Home Loan allocable to principal;

                                    (5)   the    principal    portion   of   any
                           Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date; and

                                    (6)   the principal portion of the
                           Termination Price, if any; and

                           (b)  the   Class   Principal   Amount  of  the  Notes
                  immediately before that Distribution Date.

         o The "Excess Spread" for any Distribution Date will be the amount, if any, by which (1) the Available Funds exceeds (2) the sum of the Regular Distribution Amount, the monthly premium for the MBIA Insurance Policy, any amounts reimbursable to MBIA and, if GMACM is no longer the Servicer, the compensation of the Owner Trustee and the Custodian.

         o The "Regular Distribution Amount" for any Distribution Date will be the lesser of (a) the Available Funds remaining after payment of (1) the monthly premium for the MBIA Insurance Policy and (2) if GMACM is no longer the Servicer, the compensation of the Owner Trustee and the Custodian and (b) the sum of (1) the Noteholders' Interest Distribution Amount and (2) the Regular Principal Distribution Amount.

         o The "Noteholders' Interest Distribution Amount" for any Distribution Date will be the sum of the Noteholders' Monthly Interest Distribution Amount and the Noteholders' Interest Carryforward Amount.

         o The "Noteholders' Monthly Interest Distribution Amount" for any Distribution Date will be the total of interest accrued for the related Accrual Period at the Interest Rate on the Class Principal Amount of the Notes immediately before that Distribution Date.

         o The "Noteholders' Interest Carryforward Amount" for any Distribution Date will be the sum of

                  (a)      the amount, if any, by which:

                           (x)      the sum of:

                                    (1)   the Noteholders' Monthly Interest
                           Distribution Amount for the immediately preceding Distribution Date and

                                    (2)   any   unpaid   Noteholders'   Interest
                           Carryforward Amount for the immediately preceding Distribution Date exceeds

                           (y) the amount of interest that was paid on the Notes on that preceding Distribution Date, and

                  (b) interest on that amount for the related Accrual Period at the Interest Rate.

Payment Priorities

         On each Distribution Date, the Available Funds will be applied in the following order of priority:

                  (1) if GMACM is no longer the Servicer, to pay the compensation of the Owner Trustee and the Custodian (as defined herein);

                  (2) to MBIA, the premium for the MBIA Insurance Policy;

                  (3) to the holders of the Notes, the Noteholders' Interest Distribution Amount;

                  (4) to the holders of the Notes, until their Class Principal Amount has been reduced to zero, the amount necessary to reduce their Class Principal Amount to the Optimal Principal Amount (as defined below);

                  (5) to reimburse MBIA for payments under the MBIA Insurance Policy not yet reimbursed, and to pay any amounts owed to MBIA under the Insurance Agreement (as defined herein), together with interest thereon at the rate specified in the Insurance Agreement;

                  (6) to the Servicer, any unreimbursed Servicing Advances and certain additional amounts, as provided in the Sale and Servicing Agreement; and

                  (7) to the holder of the Residual Certificate, any remaining amount.

Related Definitions

         o "Insurance Proceeds" means, with respect to any Distribution Date and any Home Loan, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Home Loan, Mortgaged Property or REO Property (each as defined herein) or any other insurance policy that relates to a Home Loan, net of any expenses incurred by the Indenture Trustee or the Servicer in connection with the collection of those proceeds and not otherwise reimbursed, but excluding any proceeds that are to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with customary loan servicing procedures.

         o A "Liquidated Home Loan" is a defaulted Home Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earlier of:

                           (1) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings,

                           (2) the Servicer's determination in accordance with customary servicing practices that no further amounts are collectible from the Home Loan and any related security, or

                           (3) any portion of a scheduled monthly payment of principal and interest being in excess of 180 days past due.

         o "Net Liquidation Proceeds" means, with respect to any Distribution Date, any cash amounts received relating to Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of REO Properties, whole loan sale or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties related to defaulted Home Loans, in each case, net of any reimbursements to the Servicer made from those amounts for any unreimbursed Servicing Advances made with respect to the related Liquidated Home Loans or Mortgaged Properties and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Mortgaged Properties.

         o The "Optimal Principal Amount" will be an amount equal to the Total Loan Balance as of the related Determination Date minus the Targeted Overcollateralization Amount for that Distribution Date.

         o The "Overcollateralization Amount" will be, with respect to any Distribution Date, an amount (not less than zero) equal to the amount, if any, by which (1) the Total Loan Balance as of the related Determination Date exceeds (2) the Class Principal Amount of the Notes after giving effect, unless otherwise specified, to all payments on the Notes on that Distribution Date.

         o The "Overcollateralization Release Amount" will be, with respect to any Distribution Date, the lesser of (a) the Regular Principal Distribution Amount and (b) the amount, if any, by which (1) the Overcollateralization Amount for that date exceeds (2) the Targeted Overcollateralization Amount for that date.

         o The "Total Loan Balance" as of any date of determination will be the total Principal Balance of the Home Loans as of that date.

         o The "Principal Balance" of any Home Loan as of any date of determination will be an amount equal to its unpaid principal balance as of the Cut-off Date minus all principal reductions credited against the Principal Balance of such Home Loan since the Cut-off Date; provided, however, that the Principal Balance of a Liquidated Home Loan will be zero.

         o "Released Mortgaged Property Proceeds" means, with respect to any Distribution Date and any Home Loan, the proceeds received by the Servicer in connection with (1) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (2) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which in either case are not released to the borrower in accordance with applicable law, customary mortgage servicing procedures and the Sale and Servicing Agreement.

         o        The "Stepdown Date" will be the latest to occur of:

                           (1)  the Distribution Date in September 2002;

                           (2) the first Distribution Date on which the Overcollateralization Amount equals or exceeds an amount equal to (a) double the Target Percentage multiplied by (b) the Total Loan Balance; and

                           (3) the  first  Distribution  Date on which the Class
                  Principal Amount of the Notes is less than or equal to $153,201,452;

                  provided, in each case, that a Trigger Event has not occurred with respect to that Distribution Date.

         o The "Target Percentage" will be a percentage determined by MBIA and specified in the Sale and Servicing Agreement.

         o The "Targeted Overcollateralization Amount" will be, initially, (a) with respect to any Distribution Date occurring before the Stepdown Date, an amount equal to the Target Percentage multiplied by the Cut-off Date Balance, and (b) with respect to any other Distribution Date, the greater of
                  (1) an amount equal to (a) double the Target Percentage multiplied by (b) the Total Loan Balance as of the end of the related Due Period and (2) 1.00% of the Cut-off Date Balance. The Targeted Overcollateralization Amount will be subject to increase or decrease from time to time on the basis of the loss and delinquency performance of the Home Loans, as provided in the Sale and Servicing Agreement.

         o        The "Termination Price" will be an amount equal to the sum of:

                           (1) 100% of the total  outstanding  principal balance
                  of the Home Loans plus accrued interest thereon at the applicable Home Loan Rate, and

                           (2) the fair market value of all other property
                  being purchased;

                  provided, that the Termination Price will not be less than the sum of the following:

                           (1) the Class Principal Amount of the Notes plus all accrued and unpaid interest thereon at the Interest Rate,

                           (2)   any Servicing Fees due and unpaid,

                           (3)   any unreimbursed  Servicing  Advances,
                  including Servicing Advances deemed to be nonrecoverable,

                           (4) any amounts owed to the Indenture Trustee, the Owner Trustee and the Custodian, and

                           (5)   any amounts owed to MBIA, including
                  reimbursement for payments under the MBIA Insurance Policy.

         o A "Trigger Event" will be, in general, the occurrence of certain levels of delinquencies or losses with respect to the Home Loans, as determined by MBIA and specified in the Sale and Servicing Agreement.

Overcollateralization

         On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $65,659,096. The weighted average Net Home Loan Rate (as defined below) of the Home Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating certain excess interest collections. To the extent described herein, Excess Spread will be applied on any Distribution Date as principal in reduction of the Class Principal Amount of the Notes. This application of interest collections as payments of principal will cause the Class Principal Amount of the Notes to amortize more rapidly than the Total Loan Balance, increasing and maintaining overcollateralization. However, losses on the Home Loans will reduce overcollateralization.

         o The "Net Home Loan Rate" for any Home Loan equals the Home Loan Rate thereof minus the sum of the Servicing Fee Rate (as defined herein), the MBIA Premium Rate and, if GMACM is no longer the Servicer, the compensation of the Owner Trustee and the Custodian (expressed as an annual rate).

         o The "MBIA Premium Rate" for each Distribution Date is the fraction, expressed as a percentage, the numerator of which is the product of (1) the annual premium rate specified in the Insurance Agreement dated as of the Cut-off Date among MBIA, the Servicer, GACC, the Depositor, the Issuer, and the Indenture Trustee (the "Insurance Agreement") and (2) the Class Principal Amount of the Notes immediately prior to that date, and the denominator of which is the Total Loan Balance as of the related Determination Date.

         As described herein, on and after the Stepdown Date and if a Trigger Event has not occurred, to the extent that the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Regular Principal Distribution Amount will not be applied in reduction of the Class Principal Amount of the Notes, but will instead be distributed to the holder of the Residual Certificate in an amount equal to the Overcollateralization Release Amount. This amount could be substantial on any particular Distribution Date if the Targeted Overcollateralization Amount has been reduced as provided in the Sale and Servicing Agreement.

Maturity Date

         The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on July 20, 2028 (the "Maturity Date"). See "--Rights of Noteholders Upon Occurrence of an Event of Default" below. The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

Reports to Noteholders

         On each Distribution Date the Indenture Trustee will make available to each Noteholder and MBIA a statement containing the following information:

         o    the amount of principal distributed on that date to Noteholders;

         o    the amount of interest distributed on that date to Noteholders;

         o the amount of any outstanding Noteholders' Interest Carryforward Amount for the Notes after distributions on that date;

         o the Class Principal Amount of the Notes after distributions on that date;

         o the amount of any payment under the MBIA Insurance Policy for that date;

         o    the amount of any reimbursement paid to MBIA on that date;

         o the amount of the Servicing Fees and MBIA Insurance Premium paid with respect to that date;

         o    the Total Loan Balance as of the related Distribution Date;

         o the number and total Principal Balance of Home Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

         o    any amount distributed to the holder of the Residual Certificate;
              and

         o certain other information to the extent provided in the Sale and Servicing Agreement.

Optional Redemption

         On any Distribution Date after the date on which the Total Loan Balance is less than 10% of the Cut-off Date Balance, the holder of the Residual Certificate will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Home Loans, any REO Property and any other assets of the Trust, other than the MBIA Insurance Policy, for the Termination Price. If the holder of the Residual Certificate does not exercise that option, MBIA will then have the same purchase option. If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (such event, an "Optional Redemption").

         If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under "-- Payments of Interest" herein.

Rights of Noteholders Upon Occurrence of Event of Default

         Under the Indenture, a failure to pay the full amount of the Noteholders' Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an "Event of Default").

         Upon the occurrence of an Event of Default, MBIA, or the holders of Notes evidencing more than 50% of the Class Principal Amount of the Notes then outstanding with the prior consent of MBIA, may exercise their remedies under the Indenture. These remedies include the right to cause accrued interest to be paid pro rata in accordance with the amount of unpaid accrued interest, and to cause principal on the outstanding Notes to be paid (either in lump sum from proceeds of the sale of the assets pledged to secure the Notes or from monthly collections on the Home Loans) pro rata out of remaining Available Funds. These remedies will also include the right to direct the Indenture Trustee's actions under the Indenture unless this right is otherwise granted to MBIA, or the holders of the Notes after an acceleration of the Notes and to consent to the sale of the assets pledged to secure the Notes. See "Description of the Agreements -- Material Terms of the Indenture" in the prospectus.

The Indenture Trustee

         First Union National Bank, a national banking association, will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to retain the investment income on amounts in the Note Distribution Account and the Certificate Distribution Account. The Indenture Trustee's "Corporate Trust
Office" is located at 230 South Tryon Street, 9th Floor, Charlotte, North Carolina 28288-1179, Attention: Structured Finance Trust Group, or such address as the Indenture Trustee may designate from time to time by notice to the Noteholders, MBIA, the Depositor and the Servicer.

         To the extent consistent with its fiduciary obligations under the Indenture, the Indenture Trustee intends to appoint Bankers Trust Company as its agent to perform many of the duties of the Indenture Trustee, including the duties of note registrar ("Note Registrar") and paying agent ("Paying Agent") under the Indenture.

                           The MBIA Insurance Policy

         The following information has been provided by MBIA for inclusion in this prospectus supplement. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

         MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the "MBIA
Insurance  Policy")  and MBIA set  forth  below  under  this  heading  "The MBIA
Insurance Policy." Additionally, MBIA makes no representation regarding the Notes or the advisability of investing in the Notes.

MBIA

         MBIA is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

MBIA Financial Information

         The consolidated financial statements of MBIA, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1998, and December 31, 1997, and for each of the three years in the period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1998, and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 1999 and for the three month periods ended March 31, 1999 and March 31, 1998 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended March 31, 1999, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of MBIA and its subsidiaries included in documents filed by MBIA, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                SAP
                      December 31, 1998                         March 31, 1999
                  ---------------------                   ---------------------
                       (Audited)                              (Unaudited)
                                           (in millions)
Admitted Assets         $6,521                                 $6,742
Liabilities              4,231                                  4,412
Capital and Surplus      2,290                                  2,330


                                                GAAP
                      December 31, 1998                         March 31, 1999
                  ---------------------                  ---------------------
                       (Audited)                             (Unaudited)
                                            (in millions)
Assets                  $7,488                                  $7,625
Liabilities              3,211                                   3,370
Shareholder's Equity     4,277                                   4,255


Where You Can Obtain Additional Information About MBIA

         Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1998 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

Year 2000 Readiness Disclosure

         MBIA Inc. is actively managing a high-priority Year 2000 ("Y2K") program. MBIA Inc. has established an independent Y2K testing lab in its Armonk headquarters, with a committee of business unit managers overseeing the project. MBIA Inc. has a budget of $1.13 million for its 1998-2000 Y2K efforts. Expenditures are proceeding as anticipated, and MBIA Inc. does not expect the project budget to materially exceed this amount. MBIA Inc. has initiated a comprehensive Y2K plan that includes assessment, remediation, testing and contingency planning. This plan covers "mission-critical" internally developed systems, vendor software, hardware and certain third-party entities through which MBIA Inc. conducts its business. Testing to date indicates that functions critical to the financial guarantee business, both domestic and international, were Y2K-ready as of December 31, 1998. Additional testing will continue throughout 1999.

Financial Strength Ratings of MBIA

         Moody's Investors Service, Inc. ("Moody's") rates the financial strength of MBIA "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") rates the financial strength of MBIA "AAA."

         Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

         Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Notes, and these ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. MBIA does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

The MBIA Insurance Policy

         MBIA, in consideration of the payment of the premium and subject to the terms of the MBIA Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as described below) that an amount equal to each full and complete Insured Payment (as described below) will be received from MBIA by First Union National Bank, or its successor, as trustee for the Owners (the "Indenture Trustee") on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. MBIA's obligations under the MBIA Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent that funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the MBIA Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of MBIA.

         Notwithstanding the foregoing paragraph, the MBIA Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         MBIA will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day (as described below) following receipt on a Business Day by the Fiscal Agent (as described below) of:

         o a certified copy of the order requiring the return of a preference payment;

         o an opinion of counsel satisfactory to MBIA that such order is final and not subject to appeal;

         o an assignment in the form as is reasonably required by MBIA, irrevocably assigning to MBIA all rights and claims of the Owner relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment; and

         o appropriate instruments to effect the appointment of MBIA as agent for such Owner in any legal proceeding related to such preference payment such instruments being in a form satisfactory to MBIA;

provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes to the receiver or trustee in bankruptcy, in which case the payment shall be disbursed to such Owner.

         MBIA will pay any other amount payable under the MBIA Insurance Policy no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for MBIA or any successor fiscal agent appointed by MBIA (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the MBIA Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and MBIA or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Insured Payments due under the MBIA Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of the Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of MBIA only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of MBIA to deposit or cause to be deposited, sufficient funds to make payments due under the MBIA Insurance Policy.

         Subject to the terms of the Agreement, MBIA shall be subrogated to the rights of each Owner to receive payments under the Notes to the extent of any payment by MBIA under the MBIA Insurance Policy.

         As used in the MBIA Insurance Policy, the following terms shall have the following meanings:

         o "Agreement" means the Sale and Servicing Agreement dated as of August 1, 1999 among ACE Securities Corp., as Depositor, ACE Securities Corp. Home Loan Trust 1999-A, as Issuer, GMAC Mortgage Corporation, as Servicer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by MBIA.

         o "Business Day" means any day other than (a) a Saturday or a Sunday, (b) a day on which MBIA is closed or (c) a day on which banking institutions in New York, Pennsylvania or the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         o "Deficiency Amount" means the excess, if any, of (a) the sum of (1) for any Distribution Date, the Noteholders' Interest Distribution Amount and (2) for any Distribution Date on which the Overcollateralization Amount is zero, the amount by which the Class Principal Amount of the Notes as of that
                  Distribution Date (before giving effect to payments of principal on that Distribution Date) exceeds the Total Loan Balance as of the related Determination Date over (b) the Available Funds (net of the premium amount payable to MBIA and, if GMACM is no longer the Servicer, the compensation of the Owner Trustee and the Custodian) for that Distribution Date.

         o "Insured Payment" means (a) for any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

         o "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to the MBIA Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment that shall be due and owing on the applicable Distribution Date.

         o "Owner" means each Noteholder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the Notes to payment thereunder.

         o "Preference Amount" means any amount previously distributed to an Owner on the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the MBIA Insurance Policy and not otherwise defined in the MBIA Insurance Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the MBIA Insurance Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by MBIA.

         Any notice under the MBIA Insurance Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as MBIA shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         The MBIA Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the MBIA Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The MBIA Insurance Policy is not cancelable for any reason. The premium on the MBIA Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Notes.

                       Description of the Home Loan Pool

General

         The Home Loan Pool will consist of approximately 14,072 Home Loans with original terms to maturity of not more than thirty years, having a total Principal Balance as of the Cut-off Date of approximately $437,721,096 (the "Cut-off Date Balance"). The Home Loans are secured by mortgages, deeds of trust or other security instruments ("Mortgages"). All of the Home Loans will be conventional loans (loans that are not insured by a governmental agency). The Home Loans will consist of loans for which the related net proceeds were used to finance (1) property improvements, (2) debt consolidation, or (3) a combination of property improvements, debt consolidation, cash-out, credit insurance premiums, origination costs or other consumer purposes. A very small number of Home Loans may be evidenced by retail installment sales contracts that are secured by Mortgages.

         Generally, the Home Loans were originated or acquired by the Originator (as defined herein) in one of four ways:

         o the origination of loans directly to consumers, including but not limited to solicitations through television, radio and direct mail advertising, telemarketing, refinancing of existing home loans and referrals from home improvement contractors, mortgage brokers and credit unions;

         o        the wholesale  purchase of loans, on a flow basis,  originated
                  by  unaffiliated   lenders,   as   correspondents,   including
                  delegated underwriting correspondents;

         o the purchase, on a bulk basis, of loan portfolios originated by unaffiliated lenders; or

         o to a more limited extent, the indirect origination and purchase of retail installment sales contracts from dealers that professionally install the related property improvements.

         For a description of the underwriting criteria applicable to the Home Loans, see "The Originator -- Underwriting Criteria" herein.

         The Trust will be entitled to all payments of interest and principal and all proceeds received in connection with the Home Loans on and after the Cut-off Date.

         The Servicer will be required to service the Home Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under "Description of the Transfer and Servicing Agreements -- Servicing" herein.

Payments on the Home Loans

         The Home Loans provide for a schedule of payments that will be, if timely paid, sufficient to amortize fully the principal balance of the related Home Loan on or before its maturity date. The scheduled monthly payment dates of the Home Loans vary. Each Home Loan bears interest at a fixed rate (the "Home Loan Rate"). Interest on the Home Loans will accrue on either an "actuarial interest" method or a "simple interest" method. A substantial majority of the Home Loans will accrue interest on the actuarial method. No Home Loan provides for deferred interest or negative amortization.

         The actuarial interest method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination, and payments received after a grace period following that scheduled day are subject to late charges. A scheduled payment on a Home Loan received either earlier or later than its scheduled due date will not affect the amortization schedule or the relative application of that payment to principal and interest in respect of the Home Loan.

         The simple interest method provides for the amortization of the amount of a Home Loan over a series of equal scheduled payments. However, unlike the monthly actuarial interest method, each scheduled payment will be applied to interest calculated on the basis of the outstanding principal balance of the related Home Loan, the Home Loan Rate and the period elapsed since the preceding payment of principal was made. As payments are received on the Home Loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a Home Loan less than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on a Home Loan more than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, in certain states a late charge may be imposed with respect to the past due amount.

         With respect to a Home Loan on which interest accrues pursuant to the simple interest method, if a payment is received on the Home Loan less than one month after the previous payment, more of that payment will be used on the related Distribution Date to pay principal on the Notes than if that payment was received as scheduled. If a payment is received on the Home Loan more than one month after the previous payment, less of that payment will be used on the related Distribution Date to pay principal on the Notes than if that payment was received as scheduled. This allocation will not affect the total amount of principal due over the life of a Home Loan, but it may affect the weighted average lives of the Notes. See "Yield Considerations" herein.

         Certain of the borrowers are covered by credit insurance policies and involuntary unemployment insurance policies, which provide for payment in full of the outstanding principal balances of their Home Loans in the event of the accidental death or disability of the borrower, or for payment of the applicable monthly payment (up to $500 per month), in the case of employment interruption. The credit life insurance policies and involuntary unemployment insurance policies generally have terms of five years. If a borrower covered by a credit life insurance policy or an involuntary unemployment insurance policy elects to cancel the policy, the amount of the premium refund payable in connection with the cancellation will be applied as a principal payment on the related Home Loan. Any proceeds received by the Trust from these insurance policies will affect the rate of prepayments on the Home Loans. See "Yield Considerations" herein.

Characteristics of the Home Loans

         Substantially all of the Mortgages for the Home Loans will be junior in priority to one or more senior liens on the related mortgaged properties ("Mortgaged Properties"), which will consist primarily of owner occupied single family residences. Substantially all of the Home Loans will be secured by liens on Mortgaged Properties in which the borrowers have little or no equity; that is, the related Combined Loan-to-Value Ratios approach or exceed 100%.

         o "Combined Loan-to-Value Ratio" means, with respect to any Home Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of the Home Loan at origination plus, in the case of a junior lien Home Loan, the total outstanding principal balance of the related senior lien loans on the date of origination of the Home Loan, and the denominator of which is the appraised or stated value of the related Mortgaged Property at the time of origination of the Home Loan (determined as described herein under "The Originator -- Underwriting Criteria").

         The Home Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Home Loans may be removed from the Home Loan Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other home loans may be included in the Home Loan Pool prior to the issuance of the Notes.

         Wherever reference is made herein to a percentage of some or all of the Home Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Home Loans as of the Cut-off Date.

         Approximately half of the Home Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within three to five years of the date of origination of the loan, generally equal to six months' interest on the portion of the amount prepaid that exceeds 20% of the original principal balance of the loan over any twelve month period at the applicable Home Loan Rate.

         The Home Loan Rates of the Home Loans range from approximately 6.00% annually to 19.99% annually. The weighted average Home Loan Rate of the Home Loans is approximately 13.17% annually.

         The Principal Balances of the Home Loans range from approximately $31 to $99,058. The Home Loans have an average Principal Balance of approximately $31,106.

         The weighted average Combined Loan-to-Value Ratio at origination of the Home Loans is approximately 114%.

         No more than approximately 0.14% of the Home Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Home Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)


                         Cut-off Date Principal Balances

                                                                                            Percentage of Home Loans by
        Range of Cut-off Date                Number of                   Total                         Total
       Principal Balances ($)                Home Loans            Principal Balance             Principal Balance
       ----------------------                ----------            -----------------             -----------------


        Up to     10,000...........             168                 $       885,566                      0.20%
    10,001 to     20,000...........           1,966                      32,030,520                      7.32
    20,001 to     30,000...........           5,016                     128,085,480                     29.26
    30,001 to     40,000...........           4,569                     157,788,781                     36.05
    40,001 to     50,000...........           1,504                      67,920,840                     15.52
    50,001 to     60,000...........             497                      27,148,251                      6.20
    60,001 to     70,000...........             245                      15,751,769                      3.60
    70,001 to     80,000...........              91                       6,709,151                      1.53
    80,001 to     90,000...........              12                       1,011,980                      0.23
    90,001 to    100,000...........               4                         388,758                      0.09
                                         ----------                ----------------                  --------
         Total.....................          14,072                    $437,721,096                    100.00%


         The average Principal Balance of the Home Loans as of the Cut-off Date was approximately $31,106.




                           Original Principal Balances

                                                                                            Percentage of Home Loans by
          Range of Original                  Number of                   Total                         Total
       Principal Balances ($)                Home Loans            Principal Balance             Principal Balance
       ----------------------                ----------            -----------------             -----------------

    Up to       10,000.............              51                 $       357,971                      0.08%
10,001 to       20,000.............           1,826                      28,682,781                      6.55
20,001 to       30,000.............           5,035                     125,994,557                     28.78
30,001 to       40,000.............           4,697                     159,811,008                     36.51
40,001 to       50,000.............           1,569                      69,772,091                     15.94
50,001 to       60,000.............             514                      27,621,108                      6.31
60,001 to       70,000.............             259                      16,426,016                      3.75
70,001 to       80,000.............             103                       7,497,333                      1.71
80,001 to       90,000.............              13                       1,091,388                      0.25
90,001 to      100,000.............               5                         466,842                      0.11
                                       ------------                ----------------                  --------
         Total.....................          14,072                    $437,721,096                    100.00%


         The average principal balance of the Home Loans at origination was approximately $32,071.



                                 Home Loan Rates

                                                                                            Percentage of Home Loans by
              Range of                       Number of                   Total                         Total
         Home Loan Rates (%)                 Home Loans            Principal Balance             Principal Balance
         -------------------                 ----------            -----------------             -----------------

   5.001  to    6.000..............               1                $         28,073                      0.01%
   7.001  to    8.000..............               1                           2,103                      0.00
   8.001  to    9.000..............               7                         182,720                      0.04
   9.001  to   10.000..............             225                       5,958,635                      1.36
  10.001  to   11.000..............             838                      26,055,081                      5.95
  11.001  to   12.000..............           3,343                     109,075,140                     24.92
  12.001  to   13.000..............           3,228                     106,249,398                     24.27
  13.001  to   14.000..............           2,656                      84,556,251                     19.32
  14.001  to   15.000..............           1,887                      55,560,944                     12.69
  15.001  to   16.000..............           1,271                      34,656,743                      7.92
  16.001  to   17.000..............             447                      11,442,611                      2.61
  17.001  to   18.000..............             133                       3,179,378                      0.73
  18.001  to   19.000..............              27                         611,713                      0.14
  19.001  to  20.000                              8                         162,306                      0.04
                                       ------------                ----------------                  --------
         Total.....................          14,072                    $437,721,096                    100.00%



         The weighted average Home Loan Rate of the Home Loans as of the Cut-off Date was approximately 13.17% per annum.




                           Remaining Terms to Maturity

                                                                                            Percentage of Home Loans by
         Range of Remaining                  Number of                   Total                         Total
     Terms to Maturity (Months)              Home Loans            Principal Balance             Principal Balance
     --------------------------              ----------            -----------------             -----------------

    1 to   60......................                117                $   1,650,234                      0.38%
   61 to   90......................                 91                    1,718,423                      0.39
   91 to  120......................                796                   18,725,528                      4.28
  121 to  150......................                135                    3,156,590                      0.72
  151 to  180......................              2,717                   82,244,750                     18.79
  181 to  210......................                 94                    2,446,783                      0.56
  211 to  240......................              1,391                   44,835,566                     10.24
  241 to  270......................                 65                    2,018,032                      0.46
  271 to  300......................              8,665                  280,903,447                     64.17
  greater than 300.................                  1                       21,744                      0.00
                                            ----------            -----------------                  --------
         Total.....................             14,072                 $437,721,096                    100.00%


         The weighted average remaining term to maturity of the Home Loans as of the Cut-off Date was approximately 246 months.





                                                   Loan Age

                                                                                            Percentage of Home Loans by
            Range of Loan                    Number of                   Total                         Total
           Age (in Months)                   Home Loans            Principal Balance             Principal Balance
           ---------------                   ----------            -----------------             -----------------
  0 to 10..........................                  3              $       101,104                      0.02%
 11................................                391                   11,933,209                      2.73
 12................................              2,974                   92,847,379                     21.21
 13................................              3,271                  100,903,820                     23.05
 14................................              2,957                   94,756,152                     21.65
 16................................              1,403                   44,600,131                     10.19
 17................................                844                   26,281,469                      6.00
 18................................                405                   12,272,029                      2.80
 19................................                436                   13,657,795                      3.12
 20 to 25..........................                760                   25,036,642                      5.72
 26 to 31..........................                406                   10,635,805                      2.43
 32 to 37..........................                 73                    1,817,831                      0.42
 38 to 43..........................                 45                      939,955                      0.21
 44 to 49..........................                 82                    1,666,688                      0.38
 greater than 49...................                 22                      271,087                      0.06
                                             ---------             ----------------                  --------
         Total.....................             14,072                 $437,721,096                    100.00%



         The weighted average number of months since origination of the Home Loans as of the Cut-off Date was approximately fifteen months.




                                                 Year of First Payment Date

                                                                                            Percentage of Home Loans by
            Year of First                    Number of                   Total                         Total
            Payment Date                     Home Loans            Principal Balance             Principal Balance
            ------------                     ----------            -----------------             -----------------

Before 1994........................                  4              $         8,660                      0.00%
1994...............................                  5                       64,743                      0.01
1995...............................                 93                    1,843,076                      0.42
1996...............................                116                    2,714,733                      0.62
1997...............................              1,155                   35,144,835                      8.03
1998...............................             12,699                  397,945,050                     90.91
                                                ------                -------------                   -------
         Total.....................             14,072                 $437,721,096                    100.00%



                                                  Geographic Concentration

                                                                                            Percentage of Home Loans by
                                             Number of                   Total                         Total
                State                       Home Loans             Principal Balance               Principal Balance
                -----                       ----------             -----------------               -----------------

Arizona............................             356                   $  10,528,711                      2.41%
Arkansas...........................             275                       8,532,908                      1.95
California.........................           1,584                      51,502,894                     11.77
Colorado...........................             249                       7,490,257                      1.71
Connecticut........................             117                       3,811,055                      0.87
Delaware...........................              47                       1,578,529                      0.36
Florida............................           1,357                      40,962,132                      9.36
Georgia............................             566                      17,757,281                      4.06
Idaho..............................             103                       2,931,730                      0.67
Illinois...........................             245                       8,170,776                      1.87
Indiana............................             289                       9,066,377                      2.07
Iowa...............................             129                       3,994,086                      0.91
Kansas.............................             335                       9,790,882                      2.24
Kentucky...........................             180                       5,480,188                      1.25
Louisiana..........................             140                       4,718,797                      1.08
Maine..............................             101                       3,091,704                      0.71
Maryland...........................             271                       8,595,928                      1.96
Massachusetts......................             190                       5,842,008                      1.33
Michigan...........................             514                      15,722,808                      3.59
Minnesota..........................             285                       9,217,515                      2.11
Mississippi........................              83                       2,332,485                      0.53
Missouri...........................             725                      20,988,501                      4.79
Montana............................              25                         690,959                      0.16
Nebraska...........................              91                       2,799,335                      0.64
Nevada.............................             252                       8,172,011                      1.87
New Hampshire......................              72                       2,200,048                      0.50
New Jersey.........................             195                       6,506,874                      1.49
New Mexico.........................             114                       3,471,278                      0.79
New York...........................             265                       8,338,665                      1.91
North Carolina.....................             640                      20,013,946                      4.57
Ohio...............................             812                      25,452,077                      5.81
Oklahoma...........................             175                       5,083,855                      1.16
Oregon.............................             131                       3,918,064                      0.90
Pennsylvania.......................           1,147                      35,888,414                      8.20
Rhode Island.......................              40                       1,359,500                      0.31
South Carolina.....................             283                       8,588,913                      1.96
Tennessee..........................             207                       6,117,436                      1.40
Utah...............................              93                       2,847,267                      0.65
Vermont............................              20                         624,941                      0.14
Virginia...........................             484                      15,055,734                      3.44
Washington.........................             648                      21,416,263                      4.89
Wisconsin..........................             123                       3,964,088                      0.91
Wyoming............................              25                         789,892                      0.18
Other..............................              89                       2,313,985                      0.53
                                       -------   --                 ---------------                  --------
         Total.....................          14,072                    $437,721,096                    100.00%





                                                       Credit Scores*

                                                                                            Percentage of Home Loans by
              Range of                       Number of                   Total                         Total
            Credit Scores                    Home Loans            Principal Balance               Principal Balance
            -------------                    ----------            -----------------               -----------------

Unknown............................             313                   $  10,337,255                      2.36%
Below 500..........................              46                       1,212,866                      0.28
500 to 519.........................              72                       2,037,478                      0.47
520 to 539.........................             105                       2,958,325                      0.68
540 to 559.........................             139                       3,774,531                      0.86
560 to 579.........................             211                       5,988,320                      1.37
580 to 599.........................             336                       9,636,344                      2.20
600 to 619.........................             538                      15,716,384                      3.59
620 to 639.........................             824                      24,109,929                      5.51
640 to 659.........................           1,153                      34,587,364                      7.90
660 to 679.........................           1,526                      46,739,697                     10.68
680 to 699.........................           1,696                      53,422,411                     12.20
700 to 719.........................           1,837                      58,994,610                     13.48
720 to 739.........................           1,848                      59,064,690                     13.49
740 to 759.........................           1,711                      54,611,566                     12.48
760 to 779.........................           1,168                      36,979,638                      8.45
780 to 799.........................             480                      15,226,006                      3.48
800 or more........................              69                       2,323,681                      0.53
                                       ------------                 ---------------                  --------
         Total.....................          14,072                    $437,721,096                    100.00%


--------------------

* The Credit Scores (as defined herein) shown in the above table are not the Credit Scores that were obtained by the Originator in connection with the underwriting of the Home Loans. The above Credit Scores were obtained by the Seller in June of 1999 from Equifax Credit Marketing Service ("Equifax"). The Credit Scores range from 440 to 820. Equifax was unable to produce a Credit Score for 313 of the loans, representing approximately 2.36% of the Home Loans by Principal Balance.

         The weighted average Credit Score of the Home Loans for which Credit Scores were available as of the Cut-off Date was approximately 697.


                             Additional Information

         The description in this prospectus supplement of the Home Loan Pool and the Mortgaged Properties is based upon the Home Loan Pool as constituted at the close of business on the Cut-off Date. A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the "SEC") within fifteen days after the initial issuance of the Notes. In the event that Home Loans are removed from or added to the Home Loan Pool as described herein under "Description of the Home Loan Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.


                                 The Originator

General

         Firstplus Special Funding Corp., a Nevada corporation ("FSFC"), acquired the Home Loans from Firstplus Financial, Inc. (the "Originator") pursuant to a Purchase and Sale Agreement (the "Purchase and Sale Agreement") among the Originator, as seller, FSFC, as purchaser, and Firstplus Financial Group, Inc., as guarantor. FSFC transferred the Home Loans to GACC pursuant to a Sale, Assignment and Assumption Agreement dated as of October 8, 1998 (the "Assumption Agreement") between FSFC, as assignor, and GACC, as assignee. The Originator represented and warranted to FSFC pursuant to the Purchase and Sale Agreement that each Home Loan had been underwritten or reunderwritten in accordance with the Originator's then-current underwriting guidelines. Pursuant to the Assumption Agreement, FSFC assigned to GACC all of its rights under the Purchase and Sale Agreement, including its rights with respect to any breach of a representation and warranty made thereunder.

         Since GACC purchased the Home Loans, both the Originator and FSFC have become debtors in Chapter 11 bankruptcy proceedings. On July 30, 1999, orders of the bankruptcy court were entered dismissing FSFC's bankruptcy case and approving a settlement agreement in which the Originator and FSFC recognize GACC's ownership of the Home Loans. GACC and the Depositor will have received, prior to the issuance of the Notes, an opinion of legal counsel to the effect that the bankruptcy court's orders were validly entered and are in full force and effect and are final and not subject to appeal. This opinion will be based on certain assumptions, including the assumptions that (1) each entity having an interest in the Home Loans, other than the Originator and FSFC, received due and adequate notice of the motion to approve the settlement agreement and (2) the bankruptcy court docket accurately reflects all motions, appeals, stays and requests relating to the bankruptcy case.

Underwriting Criteria

         The information contained herein regarding the Originator's underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Home Loans and not from the Originator directly. As a result, there can be no assurance that the Home Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Home Loans were originated.

         Generally, the Originator's underwriting standards placed a greater emphasis on the creditworthiness of the borrower than on the value of the underlying collateral in evaluating the likelihood that a borrower would be able to repay a loan.

         In many cases, Home Loans will have been made to borrowers that typically have limited access to mortgage financing for a variety of reasons, such as high ratios of debt-to-income, unfavorable credit experience, insufficient home equity value, relatively low income or a limited credit history. Each Home Loan is subject to various risks, including, for example, the risk that the related borrower will not be able to make payments of interest and principal on the loan and that the realizable value of the related Mortgaged Property will be insufficient to repay the outstanding interest and principal owed on the loan. The Originator used its own credit evaluation criteria to classify the loans by risk class. These criteria included, as a significant component, the credit score ("Credit Score") derived on the basis of a methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating default predictive models through scoring mechanisms. The Credit Scores, which were based on information obtained from national credit reporting organizations, are numerical representations of borrowers' estimated default probability, and can range from a low of 250 to a high of 950. A borrower with a Credit Score of 720 or higher would have been assigned the highest classification for credit quality by the Originator. Additional criteria included the borrower's debt-to-income ratio, mortgage credit history, consumer credit history, prior bankruptcies, prior foreclosures, notices of default, deeds-in-lieu of foreclosure, repossessions and the state in which the mortgaged property is located.

         The Originator generally did not require a full appraisal of a Mortgaged Property for Home Loans. For loans between $35,000 and $75,000, a drive-by appraisal, broker's price opinion, statistical appraisal or comparable estimation of value is generally obtained, and for loans of $35,000 or less the Originator relies on the property value stated by the borrower in the loan application.

         The Originator's underwriting guidelines provided for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. The borrower's income was generally verified through various means, including without limitation applicant interviews, written verifications with employers and review of pay stubs or tax returns. A borrower was generally expected to demonstrate sufficient levels of disposable income to satisfy debt repayment requirements. Notwithstanding the foregoing, the Originator offered a "no income verification" program to certain borrowers that have Credit Scores in excess of 680 and that satisfied a minimum disposable income and three-year employment requirement. Under the no income verification program, the borrower's employment history, but not income, was verified.

         The Originator's underwriting requirements for certain types of home loans may have changed from time to time, which in certain instances may have resulted in more stringent and in other instances less stringent underwriting requirements. Depending upon the date on which the Home Loans were originated or purchased by the Originator, Home Loans included in the Home Loan Pool may have been originated or purchased by the Originator under different underwriting standards, and accordingly, some Home Loans included in the Home Loan Pool may be of a different credit quality and have different characteristics than other Home Loans. Furthermore, to the extent that certain Home Loans were originated or purchased by the Originator under less stringent underwriting standards, the Home Loans may be more likely to experience higher rates of delinquencies, defaults and losses than home loans originated or purchased under more stringent underwriting standards.

                                  The Servicer

         The following information has been provided by the Servicer. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

General

         GMAC Mortgage Corporation ("GMACM" or the "Servicer") will service the Home Loans pursuant to the terms of the Sale and Servicing Agreement.

         The Servicer is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. The Servicer is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. The principal office of the Servicer is at 100 Witmer Road, Horsham, Pennsylvania 19044; its telephone number is (215) 682-1000.

         The Servicer will, consistent with the Sale and Servicing Agreement, follow collection procedures that it typically follows in its general mortgage servicing activities for mortgage loans that are similar to the Home Loans. The Servicer may in its discretion waive any prepayment penalty in connection with the prepayment of a Home Loan or extend the due dates for payments due on a Home Loan.

         If a Home Loan is in default or if default is reasonably foreseeable, the Servicer may permit modification of the terms of the Home Loan if in its judgment the modification would be in the best interests of the Noteholders and MBIA. The Servicer's ability to modify Home Loans will be limited as described under "Description of the Transfer and Servicing Agreements - General Servicing Provisions" herein. The Servicer will take into account any loss that might result if the Home Loan were liquidated in deciding whether to permit any modifications.

         From time to time, borrowers may request partial releases of Mortgaged Properties from the lien of the related Mortgage, resubordination of a Home Loan to a new senior loan, consent to grant easements, consent to alteration or demolition of the Mortgaged Property and other similar matters. The Servicer may approve these requests if in its judgment approval will not adversely affect the security for the Home Loan, consistent with the terms of the Sale and Servicing Agreement.

         If a borrower becomes delinquent in payment on a Home Loan, the Servicer will be required to follow the procedures described under "Description of the Transfer and Servicing Agreements -- General Servicing Provisions" herein. If a borrower defaults under a Home Loan, the Servicer will decide whether to foreclose on the related Mortgaged Property, write off the principal balance of the Home Loan as a bad debt or take an unsecured note. The Servicer will, following its usual practices, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. Almost all of the Mortgages are junior in priority to one or more senior liens on the related Mortgaged Property. Unless foreclosure proceeds for a defaulted Home Loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that foreclosure will not be pursued by the Servicer.

         If title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Indenture Trustee or to its nominee on behalf of the Noteholders and MBIA. Any income(net of expenses and fees) received by the Servicer on the Mortgaged Property prior to its disposition will be deposited in the Collection Account.

         See "Description of the Transfer and Servicing Agreements -- General Servicing Provisions" herein for additional information about the servicing of the Home Loans.

Year 2000 Compliance

         GMACM has undertaken a detailed review and assessment of all areas within its business and operations that could be adversely affected by Year 2000 Problems, developed a detailed plan and timetable for addressing Year 2000 Problems on a timely basis, and to date, implemented that plan in accordance with the timetable. All of GMACM's computer applications that are material to its business and operations and the performance of its obligations under the Sale and Servicing Agreement have been tested and are believed to be Year 2000 compliant.

              Description of the Transfer and Servicing Agreements

         The following summary describes certain terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings "Description of the Agreements" in the prospectus.

Sale and Assignment of the Home Loans

         On the Closing Date, GACC will sell the Home Loans (other than the right to receive certain charges payable by borrowers) to the Depositor, and the Depositor will sell the Home Loans (other than those amounts) to the Trust. The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor. The Trust will pledge and assign the Home Loans to the Indenture Trustee in exchange for the Notes. Each Home Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Home Loan Schedule").

         In addition, the Depositor will, as to each Home Loan, deliver to a custodian appointed by the Indenture Trustee (the "Custodian") the following documents (together, with respect to each Home Loan, a "Home Loan File"):

         o the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

         o any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office),

         o an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

         o       any intervening assignments of the Mortgage.

         Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee's interest in the Home Loans against the claims of creditors of GACC or subsequent purchasers. In the event that, with respect to any Home Loan, the Depositor cannot deliver the assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment. The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Custodian will review (or cause to be reviewed) each Home Loan File within ninety days after the conveyance of the related Home Loan to the Trust to ascertain that all required documents have been executed and received.

         Under the terms of the agreement (the "Home Loan Sale Agreement") pursuant to which the Depositor will purchase the Home Loans from GACC, and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Home Loan documents and will notify the Depositor and GACC as to each Home Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Home Loan on the Home Loan schedule or otherwise defective. If any Home Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Home Loan Sale Agreement, GACC will be required to repurchase the affected Home Loan for a price equal to the unpaid principal balance thereof plus accrued interest thereon (the "Repurchase Price") or, in certain circumstances, to substitute another Home Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

         GACC will make to the Depositor under the Home Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Representations and Warranties; Repurchases." The Depositor's rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders and MBIA. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Home Loan or the interests of the Noteholders or MBIA, GACC will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Home Loan from the Trust for the Repurchase Price or, in certain circumstances, to substitute another Home Loan.

         No assurance can be given that, at any particular time, GACC will be capable, financially or otherwise, of repurchasing defective Home Loans or substituting additional Home Loans for defective Home Loans.

Trust Fees and Expenses

         The Servicer is entitled to the Servicing Fee and reimbursement for certain expenses as described under "-- Servicing Compensation and Payment of Expenses" below. The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by GMACM.

Voting Rights

         Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements. MBIA will be entitled to exercise all consent or voting rights of Noteholders.

General Servicing Provisions

         The Home Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

         The Servicer will be required to employ generally accepted servicing practices for loans similar to the Home Loans in collecting amounts due under the Home Loans. The Servicer will be required to deposit all amounts recovered with respect to the Home Loans within one Business Day of receipt thereof in the Collection Account.

         If a Home Loan becomes delinquent in payment, the Servicer will be required to take certain actions, including:

         o contacting the borrower by telephone five Business Days after the related due date, again five Business Days later if payment has not been received, and again periodically;

         o        mail delinquency notices at specified intervals;

         o between 30 and 50 days after payment was due, determine the lien position of the Home Loan, and have the property inspected.

         o between 60 and 90 days after payment was due, deliver a notice of intent to foreclose to the borrower;

         o after expiration of the period specified in the notice, obtain a broker's price opinion with respect to the value of the Mortgaged Property; and

         o approximately 120 days after payment was due, determine whether to foreclose.

         If, as will frequently be the case, it is unlikely in the judgment of the Servicer that foreclosure will be an economically practical course of action, the Servicer may take other approaches to resolving a defaulted Home Loan, such as modification of the loan terms, reduction or forgiveness of amounts due, or a negotiated settlement with the borrower, consistent with the terms of the Sale and Servicing Agreement.

         The Servicer will be permitted under the Sale and Servicing Agreement to modify the terms of a Home Loan, including changing the Home Loan Rate, deferring or forgiving a scheduled payment or extending of the maturity date, if the Home Loan is in default. In addition, the Servicer will be permitted to make the same types of modifications to Home Loans that are not yet in default.
However, after 2.0% of the non-defaulted Home Loans (by Cut-off Date Balance) have been modified, the Servicer will be prohibited from modifying any further non-defaulted Home Loans without the prior written consent of MBIA.

         When the Servicer does modify the terms of a Home Loan, the Home Loan Rate may be reduced or the maturity date of the Home Loan may be extended. Modified Home Loans will remain in the Trust, and the reduction in collections resulting from a modification may result in reduced distributions of principal on, or may extend the final payment of, the Notes.

         The Servicer will be permitted to waive prepayment penalties in its discretion.

No Delinquency Advances

         In the event of a delinquency or default with respect to a Home Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Home Loan.

Servicing Advances

         The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Home Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described herein. Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Home Loan, or with respect to any Liquidated Home Loan from the related Liquidation Proceeds. Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under "Description of the Notes -- Payment Priorities."

Insurance Coverage

         The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

Evidence as to Compliance

         The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee and MBIA to the effect that the firm has examined certain documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

Servicing Compensation and Payment of Expenses

         The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Home Loan calculated at 0.75% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Home Loan. No Servicing Fee will be payable on a Liquidated Home Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Home Loan. The Servicer will be entitled to reimbursement from collections on the Home Loans for certain expenses before any amounts are paid to Noteholders.

         For as long as GMACM remains the Servicer, the Servicer will be responsible for payment of the fees and certain expenses of the Owner Trustee and the Custodian.

Subservicing

         The Servicer will be prohibited from assigning the responsibility for servicing the Home Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers ("Subservicers") as provided under the Sale and Servicing Agreement. If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

Resignation or Removal of the Servicer

         The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of MBIA, unless the Servicer delivers to MBIA an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

         If the Servicer is in default under the Sale and Servicing Agreement, MBIA may remove the Servicer, or the Indenture Trustee or Noteholders having a majority of voting rights may, with the prior written consent of MBIA, remove the Servicer. Events of default include:

         o failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

         o failure by the Servicer to deposit collections or other recoveries on the Home Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

         o        failure  by  the  Servicer  to  fulfill  any  other   material
                  requirement under the Sale and Servicing Agreement within the applicable time period;

         o failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

         o failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

         o failure by the Servicer to maintain a minimum net worth of $25,000,000;

         o        insolvency of the Servicer; and

         o        other events specified in the Sale and Servicing Agreement.

         If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless MBIA appoints another Servicer pursuant to the Sale and Servicing Agreement. The Indenture Trustee may continue to service the Home Loans if it is legally qualified to do so or may appoint a successor Servicer acceptable to MBIA.

Collection Account, Note Distribution Account and Certificate Distribution
Account

         The Servicer is required to deposit in a segregated account (the "Collection Account") within two Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Home Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Home Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

         Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to the Servicer. Any net losses on these investments will be paid by the Servicer.

         The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the
Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the "Certificate Distribution Account").

         On the 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under "Description of the Notes -- Payment Priorities" herein. Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation. Any net losses on these investments will be paid by the Indenture Trustee.

The Owner Trustee and Indenture Trustee

         The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

         The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable, that is acceptable to MBIA. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor and approved by MBIA.

         The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by GACC and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

Duties of the Owner Trustee and Indenture Trustee

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication thereof), the Notes or any Home Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Home Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of MBIA, the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication thereof) or any Home Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Home Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) Noteholders evidencing not less than 25% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings. Any right of Noteholders to institute proceedings as described above is subject to the rights of MBIA, as provided in the Sale and Servicing Agreement. See "Description of the Notes -- Rights of Noteholders Upon Occurrence of Event of Default" herein.

                              Yield Considerations

General

         The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Home Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Home Loans. Yields will also be affected by the extent to which Home Loans bearing higher Home Loan Rates prepay at a more rapid rate than Home Loans with lower Home Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans. Nearly all of the Home Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Home Loan, or (2) enforcement is not permitted by applicable law. In certain cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Home Loan, or may simply release its lien on the existing collateral, leaving the related Home Loan unsecured. In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Home Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         Approximately half of the Home Loans are subject to prepayment penalties during the first three to five years after origination. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Home Loans. A prepayment premium may be waived by the Servicer under certain circumstances. The remaining Home Loans may be prepaid in full or in part at any time without penalty.

         In general, if prevailing interest rates fall below the interest rates on the Home Loans, the Home Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Home Loans. Conversely, if prevailing interest rates rise above the interest rates on the Home Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Home Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions.

         The rate of principal payments on the Home Loans will also be affected by the amortization schedules of the Home Loans, the rate and timing of
prepayments  by  the  borrowers,   liquidations  of  defaulted  Home  Loans  and
repurchases of Home Loans due to certain breaches of representations and warranties or defective documentation as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the related Home Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Home Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the related Home Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Any resulting Realized Losses could affect the rate of payment of principal no the Notes. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Home Loans in whole or in part. Any repurchases or repayments of the Home Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

         In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Home Loans.

         The Depositor and GACC make no representations as to the particular factors that will affect the prepayment of the Home Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Home Loans that will be paid as of any date.

         Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the Home Loans and of recoveries, if any, on defaulted Home Loans and foreclosed properties will affect the rate and timing of principal payments on the Home Loans, and, accordingly, the weighted average life of the Notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Home Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Home Loans with high loan-to-value ratios, or on Home Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Home Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "Description of the Home Loan Pool" herein. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         A number of factors suggest that the prepayment experience of the Home Loan Pool may be significantly different from that of a pool of conventional first-lien, single family mortgage loans with equivalent interest rates and maturities. One factor is that the principal balance of the average Home Loan is smaller than that of the average conventional first-lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Home Loan Pool than for a pool of first-lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make refinancing a Home Loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of lower interest rates on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Home Loan Pool include the relative creditworthiness of the borrowers, the amounts of and interest rates on the underlying senior mortgage loans, and the tendency of borrowers to use real property mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination the majority of the Home Loans had combined loan-to-value ratios that approached or exceeded 100%, the related borrowers may have less opportunity to refinance the indebtedness secured by the related Mortgaged Properties, including the Home Loans, and a lower prepayment rate may result for the Home Loan Pool than for a pool of mortgage (including first or junior lien) loans that have combined loan-to-value ratios less than 100%. However, the availability of credit from an increased number of lenders making loans similar to the Home Loans may result in faster rates of prepayment of the Home Loans than would otherwise be the case. In addition, any increase in the market values of Mortgaged Properties, and the resulting decrease in the combined loan-to-value ratios of the related Home Loans, may make alternative sources of financing available to the related borrowers at lower interest rates.

         Each Home Loan is either a "simple interest" or "actuarial method" loan. With respect to a Home Loan that is a "simple interest" loan, if a payment is received more than one month after the previous payment, a smaller portion of that payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in the Home Loan having a longer weighted average life than would have been the case had each payment been made as scheduled. Conversely, if a payment on a Home Loan is received less than one month after the previous payment, more of the payment will be applied to principal and less to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in the Home Loan having a shorter weighted average life than would have been the case had each payment been made as scheduled.
See "Description of the Home Loan Pool -- Payments on the Home Loans" herein.

         Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

         The yields to investors in the Notes may be affected by the exercise by either the holder of the Residual Certificate or MBIA of its right to purchase the Home Loans, as described under "Description of the Notes -- Optional Redemption" herein, or the failure of the holder of the Residual Certificate or MBIA to exercise that right.

         If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Home Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Home Loans, the actual yield may be lower than that so calculated.

         The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the 20th day (or later) of the month following the Accrual Period.

Overcollateralization

         The yields on the Notes will be affected by the application of Excess Spread as described herein and by the amount of overcollateralization. The amount of Excess Spread will be affected by the delinquency, default and prepayment experience of the Home Loans. Prepayment premiums paid by borrowers will not be included in the Available Funds and therefore will not be included in Excess Spread. There can be no assurance as to the rate at which overcollateralization will be increased (if at all), or whether overcollateralization will be maintained at the levels described herein.

Maturity Date

         The Maturity Date of the Notes is as set forth under "Description of the Notes -- Maturity Date" herein. The Maturity Date of the Notes was determined by adding 13 months to the final payment date of the Home Loan with the latest maturity. The actual maturity of the Notes may be significantly earlier than the Maturity Date.

Weighted Average Life

         The following information illustrates the effect of prepayments of the Home Loans on the weighted average life of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Home Loans. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Home Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of GACC or the Depositor), the rate at which Excess Spread is paid to Noteholders as described herein, and the extent to which any Overcollateralization Release Amount is distributed to the Residual Certificate as described herein.

         Prepayments on loans such as the Home Loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Home Loans ("CPR") represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the pool of home loans for the life of the loans. As used in the table below, 0% CPR assumes prepayment rates equal to 0% annually of the Total Loan Balance (that is, no prepayments), 5% CPR assumes prepayment rates equal to 5% annually of the Total Loan Balance, and so forth. CPR does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Home Loans. Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the CPR model.

         The following table was prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

         o the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

         o each scheduled payment of principal and interest on a Home Loan is timely received on the last day of each month starting in August 1999;

         o principal prepayments are received in full on the last day of each month starting in August 1999, and each prepayment includes 30 days of interest on the Home Loan;

         o prepayments are received on the Home Loans at the applicable constant rates indicated;

         o        there are no defaults or delinquencies on the Home Loans;

         o Distribution Dates occur on the 20th day of each month, starting in September 1999;

         o        there are no re-purchases or substitutions of the Home Loans;

         o        the Notes are issued on August 12, 1999; and

         o the Home Loans were aggregated into assumed Home Loans having the following characteristics:



                                            Home            Net Home            Remaining
    Home                                    Loan              Loan               Term to
    Loan             Principal            Interest          Interest             Maturity
   Number            Balance                Rate              Rate             (in months)
-----------          --------------       ----------        --------           --------------
    1            $   23,842,813.67          13.330%         12.580%              101
    2                22,884,221.22          12.983          12.233               168
    3                60,768,489.82          13.502          12.752               164
    4                10,431,332.56          12.848          12.098               228
    5                36,851,016.75          13.442          12.692               222
    6                65,549,395.40          13.026          12.276               288
    7               135,188,081.66          12.673          11.923               286
    8                82,205,745.34          13.792          13.042               282



         The actual characteristics of the Home Loans may, and the performance of the Home Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Home Loans will prepay at a constant rate until maturity, that all of the Home Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Home Loans. Moreover, the diverse remaining terms to maturity of the Home Loans could produce slower or faster principal payments than indicated in the table in the CPR percentages specified, even if the weighted average remaining term to maturity of the Home Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Home Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated CPR percentage.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated CPR percentage.

         The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.



              Percentage of Original Principal Amount of the Notes
                  Outstanding at the Following CPR Percentages

                                                                                 Class A
                                               -----------------------------------------------------------------------------
Distribution Date                                  0%         5%         10%        15%        20%        25%        30%
-----------------                                 ---         ----        ----       ---       ---        ---        ----


Initial Percentage...........................     100          100        100        100        100       100        100
August 2000..................................      92           86         80         75         69        63         58
August 2001..................................      88           77         67         57         47        39         30
August 2002..................................      86           70         56         43         32        22         13
August 2003..................................      84           63         46         32         25        20         13
August 2004..................................      81           57         37         27         20        14         10
August 2005..................................      77           50         31         22         15        10          7
August 2006..................................      74           44         27         18         12         7          5*
August 2007..................................      69           37         23         15          9         5*         3*
August 2008..................................      65           32         20         12          7         4*         2*
August 2009..................................      61           29         17         10          5*        3*         1*
August 2010..................................      56           26         15          8          4*        2*         0
August 2011..................................      51           23         12          6*         3*        1*         0
August 2012..................................      44           20         10          5*         2*        0          0
August 2013..................................      38           18          8          4*         2*        0          0
August 2014..................................      34           16          7          3*         1*        0          0
August 2015..................................      31           14          6*         2*         0         0          0
August 2016..................................      28           12          5*         2*         0         0          0
August 2017..................................      24           10          4*         1*         0         0          0
August 2018..................................      21            8          3*         1*         0         0          0
August 2019..................................      18            6*         2*         0          0         0          0
August 2020..................................      14            5*         1*         0          0         0          0
August 2021..................................       9            3*         0          0          0         0          0
August 2022..................................       4*           1*         0          0          0         0          0
August 2023..................................       0            0          0          0          0         0          0
                                                -----         ----       ----       ----       ----      ----       ----
Weighted Average
  Life in Years
    With Optional Redemption.................    12.0          7.5       5.1        3.7         2.9       2.3        1.8
    Without Optional Redemption..............    12.1          7.6       5.3        3.9         3.1       2.5        2.0


---------

* Based upon the assumption that neither the Residual Certificateholder nor MBIA exercises its option to repurchase the Home Loans as described under "Description of the Notes -- Optional Redemption" herein.

                   Material Federal Income Tax Considerations

General

         In the opinion of Brown & Wood LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable mortgage pool. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Material Federal Income Tax Considerations" in the prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.

Certain U.S.  Federal Income Tax Documentation Requirements

         A beneficial owner of Notes holding Notes through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

         Exemption for non-U.S.  persons with effectively connected income (Form
4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or an agent thereof.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Noteholder or, in the case of a Form 1001 or a Form 4224 filer, an agent thereof, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as U.S. persons before August 20, 1996 that elect to continue to be so treated also will be considered U.S. Persons.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to Noteholders who are not U.S. Persons. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Notes.

                         State Income Tax Considerations

         In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA Considerations

         Except as described below, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the prospectus.

         The Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to the Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan assets and (2) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan.

                         Legal Investment Considerations

         The Notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Notes.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

         See "Legal Investment Considerations" in the prospectus.

                                 Use of Proceeds

         The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Home Loans. The Home Loans will be acquired by the Depositor from GACC in a privately negotiated transaction.

                                  Underwriting

         Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, GACC and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

         The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement. After the initial public offering of the Notes, the public offering price may be changed. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $1,000,000.

         The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so. There can be no assurance that any such secondary market will develop, or, if it does develop, that it will continue.

         Deutsche Bank Securities Inc. has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

         The Underwriter is an affiliate of GACC and performs management services for the Depositor. The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and GACC in the ordinary course of business.

                                     Experts

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and December 31, 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The balance sheet of the Issuer, attached as Annex 1 to this prospectus supplement, has been included herein in reliance on the report of Deloitte & Touche LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  Legal Matters

         Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.

                                     Ratings

         It is a condition to the issuance of the Notes that they be rated "AAA" by S&P and "Aaa" by Moody's. S&P and Moody's are referred to herein as the "Rating Agencies."

         A  securities  rating  is not a  recommendation  to  buy,  sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Home Loans. The rating takes into consideration the characteristics of the Home Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

         The ratings assigned to the Notes will depend primarily upon the financial strength of MBIA. Any reduction in a rating assigned to the financial strength of MBIA below the ratings initially assigned to the Notes may result in a reduction of the ratings assigned to the Notes by the Rating Agencies.

         The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

                            Glossary of Defined Terms


A

Accrual Period.....................................18
Administration Agreement...........................13
Agreement..........................................29
Assumption Agreement...............................39
Available Collection Amount........................17
Available Funds....................................18


B

Beneficial Owner...................................15
Book-Entry Notes...................................14
Business Day.......................................14


C

Certificate Distribution Account...................47
Class Principal Amount.............................14
Closing Date.......................................13
Code...............................................57
Collection Account.................................46
Combined Loan-to-Value Ratio.......................32
Corporate Trust Office.............................25
Credit Score.......................................40
Custodian..........................................42
Cut-off Date.......................................13
Cut-off Date Balance...............................30


D

Deficiency Amount..................................29
Definitive Note....................................15
Depositor..........................................13
Determination Date.................................17
Distribution Date..................................14
DTC................................................14


E

Equifax............................................38
ERISA..............................................57
Event of Default...................................25
Excess Spread......................................19


F

Financial Intermediary.............................15
Fiscal Agent.......................................28
FSFC...............................................39


G

GAAP...............................................26
GMACM..............................................40


H

Home Loan File.....................................42
Home Loan Pool.....................................14
Home Loan Rate.....................................31
Home Loan Sale Agreement...........................43
Home Loan Schedule.................................42
Home Loans.........................................14


I

Indenture..........................................14
Indenture Trustee..................................13
Insurance Agreement................................23
Insurance Proceeds.................................20
Insured Payment....................................29
Interest Rate......................................18
Issuer.............................................13


L

Liquidated Home Loan...............................20


M

Maturity Date......................................23
MBIA...............................................14
MBIA Inc...........................................25
MBIA Insurance Policy..............................25
MBIA Premium Rate..................................23
Modeling Assumptions...............................53
Moody's............................................27
Mortgaged Properties...............................32
Mortgages..........................................30


N

Net Home Loan Rate.................................23
Net Liquidation Proceeds...........................21
Note Distribution Account..........................47
Note Registrar.....................................25
Noteholder.........................................15
Noteholders........................................14
Noteholders' Interest Carryforward Amount..........19
Noteholders' Interest Distribution Amount..........19
Noteholders' Monthly Interest Distribution Amount..19
Notes..............................................13
Notice.............................................29


O

Optimal Principal Amount...........................21
Optional Redemption................................24
Original Class Principal Amount....................14
Originator.........................................39
Overcollateralization Amount.......................21
Overcollateralization Release Amount...............21
Owner..............................................29
Owner Trustee......................................13


P

Participant........................................15
Paying Agent.......................................25
Plan...............................................57
Preference Amount..................................30
Principal Balance..................................21
Purchase and Sale Agreement........................39


R

Rating Agencies....................................59
Record Date........................................14
Regular Distribution Amount........................19
Regular Principal Distribution Amount..............18
Released Mortgaged Property Proceeds...............21
Repurchase Price...................................43
Residual Certificate...............................13
Residual Certificateholder.........................13
Rules..............................................15


S

S&P................................................27
Sale and Servicing Agreement.......................13
SAP................................................26
SEC................................................38
Securities.........................................14
Securityholders....................................13
Servicer...........................................40
Servicing Advance..................................45
Servicing Fee......................................45
Servicing Fee Rate.................................45
Stepdown Date......................................22
Subservicers.......................................46
Systems............................................17


T

Target Percentage..................................22
Targeted Overcollateralization Amount..............22
Termination Price..................................22
Total Loan Balance.................................21
Transfer and Servicing Agreements..................42
Trigger Event......................................23
Trust..............................................13
Trust Agreement....................................13
Trust Estate.......................................14


U

U.S.  Person.......................................57
Underwriting Agreement.............................58


Y

Y2K................................................27
Year 2000 Problems.................................17
Yield Considerations...............................50

                                     Annex 1




                          Index to Financial Statements


                                                                       Page

Report of Independent Auditors........................................  A-2

Balance Sheet of the Trust as of August 6, 1999.......................  A-3

Notes to Balance Sheet................................................  A-4

                         Report of Independent Auditors

Wilmington Trust Company
         As Owner Trustee of Ace Securities Corp.
         Home Loan Trust 1999-A


         We have audited the accompanying balance sheet of Ace Securities Corp. Home Loan Trust 1999-A, a Delaware business trust (the "Trust") as of August 6, 1999. This balance sheet is the responsibility of the Trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Trust, at August 6, 1999, in conformity with generally accepted accounting principles.






/s/ Deloitte & Touche
---------------------

Deloitte & Touche LLP
New York, New York
August 6, 1999

                              Ace Securities Corp.
                             Home Loan Trust 1999-A

                             Notes to Balance Sheet

                                 August 6, 1999



Assets

                  Total assets..........................................$0


Liabilities and Equity Interest


         Liabilities....................................................$0

         Equity interest                                   $10
         Capital contribution due
             from Ace Securities Corp.                     (10)......... 0
                                                           ----          -

                  Total liabilities and equity interest.................$0

See accompanying notes.

                              Ace Securities Corp.
                             Home Loan Trust 1999-A

                             Notes to Balance Sheet

                                 August 6, 1999



1.       Organization
         ------------

         Ace Securities Corp. Home Loan Trust 1999-A, a Delaware statutory business trust (the "Trust"), was organized in the state of Delaware on August 6, 1999 with Wilmington Trust Company, as its owner trustee.

         The Trust was organized to engage exclusively in the following business and financial activities: To purchase or acquire from certain direct and indirect subsidiaries of ACE Securities Corp. certain home loans secured by, for the most part, junior liens on residential properties in which the related borrowers have little or no equity, and to pledge such loans or interests therein to First Union National Bank, as indenture trustee in connection with the planned issuance of up to $372 million of its Asset-Backed Notes, Series 1999-A. Ace Securities Corp. is a subsidiary of German American Capital Corp.

2.       Capital Contribution
         --------------------

         ACE Securities Corp. plans to make an initial capital contribution of $10 to the Trust on August 10, 1999.

                                  $372,062,000
                                  (Approximate)


                              ACE SECURITIES CORP.

                             Home Loan Trust 1999-A

                               Asset Backed Notes







                            GMAC Mortgage Corporation
                                    Servicer








                            -------------------------

                              PROSPECTUS SUPPLEMENT
                            -------------------------






                            Deutsche Banc Alex. Brown












                                  PROSPECTUS

                           ASSET BACKED CERTIFICATES

                              ASSET BACKED NOTES

                             (ISSUABLE IN SERIES)

                             ACE SECURITIES CORP.

                                   DEPOSITOR

The Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby and by Supplements to this Prospectus (the "Offered Securities") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), unsecured home improvement installment sales contracts and installment loans ("Unsecured Home Improvement Loans"), manufactured housing installment sale contracts or installment loan agreements ("Contracts"), a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts or beneficial interests in such assets (which may include Mortgage Securities, as defined herein) or pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("Ginnie Mae"), Fannie Mae ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie Mac") (any such certificates, "Agency Securities") (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans will consist of Sub-prime Mortgage Loans as described under "Risk Factors--Increased Risk of Delinquencies and Foreclosures on Sub-prime Mortgage Loans." If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). In addition, as so specified in the related Prospectus Supplement, the Trust Fund will include monies on deposit in one or more trust accounts to be established with a Trustee, which may include a Pre-Funding Account, as described herein, which would be used to purchase additional Assets for the related Trust Fund during the period specified in the related Prospectus Supplement. See "Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."

                                                (cover continued on next page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OF EACH SERIES WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, DEUTSCHE BANK SECURITIES INC., ANY MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR, EXCEPT AS SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT, ANY ASSETS IN THE RELATED TRUST FUND (OTHER THAN ASSETS IDENTIFIED AS FHA LOANS OR VA LOANS IN THE RELATED PROSPECTUS SUPPLEMENT) WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON AGENCY SECURITIES WILL BE GUARANTEED AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BY GINNIE MAE, FANNIE MAE OR FREDDIE MAC, THE SECURITIES OF ANY SERIES EVIDENCING INTERESTS IN A TRUST FUND INCLUDING SUCH AGENCY SECURITIES WILL NOT BE SO GUARANTEED.

PROSPECTIVE INVESTORS SHOULD REVIEW THE MATERIAL RISKS APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 22 HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED SECURITY.

Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. It is not expected that any application will be made to list the Securities of a series on any securities exchange. Accordingly the liquidity of the Securities may be limited. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, including Deutsche Bank Securities Inc., as more fully described under "Methods of Distribution" herein and in the related Prospectus Supplement.

The date of this Prospectus is July 26, 1999.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

         Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series; (vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

         Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

         The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination or one or more classes of Securities of a series may be subject to purchase or redemption under the circumstances described herein and in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Material Federal Income Tax Considerations" herein.

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

         As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Securities; (vi) whether one or more elections to treat the Trust Fund or portion thereof as a real estate mortgage investment conduit ("REMIC") will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Servicer and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

         The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

         Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statements and quarterly reports are available from Freddie Mac's Investor Inquiry Department, 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of Freddie Mac's offering circular, information statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

         Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates are available from Fannie Mae's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from Fannie Mae's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of Fannie Mae's prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

         The Servicer, the Master Servicer or the Trustee will be required to mail to registered holders of Securities (the "Securityholders") of each series periodic unaudited reports concerning the related Trust Fund. If the Prospectus Supplement for a series of Securities provides that one or more Classes of Securities are to be issued in book-entry form, then unless and until definitive Securities are issued, such reports with respect to book-entry Securities will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of such Securities, pursuant to the applicable Agreement or to such other entity set forth in the related Prospectus Supplement. Such reports may be available to beneficial owners of the Securities (the "Security Owners") upon request to their respective DTC participants and indirect participants. See "Description of the Securities--Reports to Securityholders" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder. The Depositor does not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescribed by Rule 15d-1 of Regulation 15D under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         All documents subsequently filed by or on behalf of the Depositor with respect to each Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina,
Attention: Secretary, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Prospectus Supplement.........................................................3
Available Information.........................................................3
Incorporation of Certain Information by Reference.............................4
Summary of Prospectus.........................................................8
   Title of Securities........................................................8
   Depositor..................................................................8
   Issuer.....................................................................8
   Servicers..................................................................8
   Master Servicer............................................................8
   Trustee; Indenture Trustee.................................................9
   The Trust Assets...........................................................9
   Description of Securities.................................................15
   Distributions on Securities...............................................15
   Advances..................................................................17
   Termination...............................................................18
   Registration of Securities................................................18
   Tax Status of the Securities..............................................18
   Legal Investment Considerations...........................................20
   ERISA Considerations......................................................20
   Rating....................................................................21
   Material Risks............................................................21
Risk Factors.................................................................22
   Limited Liquidity for Securities..........................................22
   Limited Assets for Payment of Securities..................................22
   Rate of Prepayments on Assets May Adversely Affect Average Lives
     and Yields of Securities................................................23
   Priority of Payment of Securities May Adversely Affect Average
     Lives and Yields of Securities..........................................23
   Limited Nature of Ratings.................................................24
   Real Estate Market Conditions Affect Mortgage Loan Performance............24
   Variable Payment Provisions in Mortgage Loans May Increase Rate
     of Default..............................................................24
   Geographic Concentration May Increase Rates of Loss and Delinquency.......25
   Multifamily Properties May Experience Increased Defaults and
     Foreclosures............................................................25
   Balloon Payment Assets are More Likely to Experience Losses on
     Foreclosure if Obligor is Unable to Refinance or Sell Related
     Property................................................................25
   Junior Mortgage Loans are More Likely to Experience Losses on
     Foreclosure.............................................................26
   Sub-prime Mortgage Loans May be More Likely to Default or be
     Foreclosed..............................................................26
   Potential for Losses Increases if Assets are Delinquent...................26
   Effects of Failure to Comply with Consumer Protection Laws; Other
     Legal Considerations....................................................27
   General Economic Conditions Increases the Potential for Losses
     on Contracts and Manufactured Homes.....................................27
   Depreciation in Value Increases the Potential for Losses on
     Contracts and Manufactured Homes........................................28
   Grant of Security Interest in Contracts; Risks of Defective
     Security Interest and Effects of Certain Other Legal Aspects
     of the Contracts........................................................28
   Bankruptcy of Borrower May Prevent Collections on Unsecured Home
     Improvement Loans.......................................................29
   Credit Support is Limited in Amount and Coverage..........................29
   Lowering of Rating on Securities May Decrease Value and Liquidity.........30
   Subordinated Securities Bear Risk of Loss Before More Senior
     Securities..............................................................30
   Residual Securities May Have Adverse Tax Attributes.......................30
   Owners of Book-Entry Securities Not Entitled to Exercise Rights
     of Holders of Securities................................................31
   Financial Instruments are Subject to Counterparty Risk....................31
Description of the Trust Funds...............................................31
   Assets....................................................................31
   Mortgage Loans............................................................33
   Contracts.................................................................37
   Agency Securities.........................................................38
   Mortgage Securities.......................................................42
   FHA Loans and VA Loans....................................................43
   Pre-Funding Account.......................................................44
   Accounts..................................................................44
   Credit Support............................................................45
   Cash Flow Agreements......................................................45
Use of Proceeds..............................................................45
Yield Considerations.........................................................45
   General...................................................................45
   Pass-Through Rate and Interest Rate.......................................46
   Timing of Payment of Interest.............................................46
   Payments of Principal; Prepayments........................................46
   Prepayments--Maturity and Weighted Average Life...........................48
   Other Factors Affecting Weighted Average Life.............................49
The Depositor................................................................52
Description of the Securities................................................53
   General...................................................................53
   Distributions.............................................................53
   Available Distribution Amount.............................................54
   Distributions of Interest on the Securities...............................55
   Distributions of Principal of the Securities..............................56
   Components................................................................56
   Distributions on the Securities of Prepayment Premiums....................57
   Allocation of Losses and Shortfalls.......................................57
   Advances in Respect of Delinquencies......................................57
   Reports to Securityholders................................................58
   Termination...............................................................60
   Optional Purchases........................................................61
   Book-Entry Registration and Definitive Securities.........................61
Description of the Agreements................................................63
   Agreements Applicable to a Series.........................................63
   Material Terms of the Pooling and Servicing Agreements and
     Underlying Servicing Agreements.........................................63
   Material Terms of the Indenture...........................................84
Description of Credit Support................................................87
   General...................................................................87
   Subordinate Securities....................................................87
   Cross-Support Provisions..................................................88
   Limited Guarantee.........................................................88
   Financial Guaranty Insurance Policy or Surety Bond........................88
   Letter of Credit..........................................................88
   Pool Insurance Policies...................................................88
   Special Hazard Insurance Policies.........................................88
   Mortgagor Bankruptcy Bond.................................................89
   Reserve Funds.............................................................89
   Overcollateralization.....................................................90
Certain Legal Aspects of Mortgage Loans......................................90
   General...................................................................90
   Types of Mortgage Instruments.............................................91
   Interest in Real Property.................................................91
   Cooperative Loans.........................................................92
   Land Sale Contracts.......................................................93
   Foreclosure...............................................................94
   Junior Mortgages..........................................................98
   Anti-Deficiency Legislation and Other Limitations on Lenders..............99
   Environmental Considerations.............................................100
   Due-on-Sale Clauses......................................................103
   Prepayment Charges.......................................................103
   Subordinate Financing....................................................103
   Applicability of Usury Laws..............................................104
   Alternative Mortgage Instruments.........................................104
   Soldiers' and Sailors' Civil Relief Act of 1940..........................105
   Forfeitures in Drug and RICO Proceedings.................................105
Certain Legal Aspects of the Contracts......................................106
   General..................................................................106
   Security Interests in the Manufactured Homes.............................106
   Enforcement of Security Interests in Manufactured Homes..................108
   Soldiers' and Sailors' Civil Relief Act of 1940..........................109
   Consumer Protection Laws.................................................109
   Transfers of Manufactured Homes; Enforceability of
     "Due-on-Sale" Clauses..................................................109
   Applicability of Usury Laws..............................................110
Material Federal Income Tax Considerations..................................110
   General..................................................................110
   REMICS...................................................................111
   Grantor Trust Funds......................................................136
   Standard Securities......................................................136
   Stripped Securities......................................................140
   Partnership Trust Funds..................................................144
State Income Tax Considerations.............................................150
ERISA Considerations........................................................151
Legal Investment Considerations.............................................155
Methods of Distribution.....................................................157
Legal Matters...............................................................158
Financial Information.......................................................158
Rating......................................................................158

                             SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Defined Terms is included at the end of this Prospectus beginning on page 158.

TITLE OF SECURITIES                          Asset Backed Certificates and
                                             Asset Backed Notes (the "Notes"
                                             and, together with the
                                             Certificates, the "Securities"),
                                             issuable in series.

DEPOSITOR                                    ACE Securities Corp. (the
                                             "Depositor"), a wholly-owned
                                             indirect subsidiary of Deutsche
                                             Bank Securities Inc. Neither the
                                             Depositor nor any of its
                                             affiliates will insure or
                                             guarantee the Securities or the
                                             Assets or be otherwise obligated
                                             in respect thereof.

ISSUER With respect to each series of Securities, the Trust Fund to be formed pursuant to either a deposit trust agreement or a pooling and servicing agreement.

SERVICERS                                    To the extent specified in the
                                             related Prospectus Supplement,
                                             one or more entities identified
                                             therein (each, a "Servicer") that
                                             will service the Assets contained
                                             in each Trust Fund. In the event
                                             there is only one Servicer
                                             performing the servicing
                                             functions with respect to the
                                             Assets in a Trust Fund, such
                                             Assets will be serviced pursuant
                                             to a related pooling and
                                             servicing agreement (each, a
                                             "Pooling and Servicing
                                             Agreement"). In the event there
                                             are multiple Servicers, or in the
                                             event the Securities consist of
                                             Notes, each Servicer will perform
                                             such servicing functions pursuant
                                             to a related servicing agreement
                                             (each, an "Underlying Servicing
                                             Agreement"). A Servicer may be an
                                             affiliate of the Depositor. See
                                             "Description of the Agreements."
                                             MASTER SERVICER In the event that
                                             there is more than one Servicer
                                             for the Assets of the Trust Fund
                                             relating to a series of
                                             Certificates, a master servicer
                                             (the "Master Servicer") may be
                                             appointed to perform certain
                                             administration, calculation and
                                             reporting functions with respect
                                             to the Trust Fund and may
                                             supervise the Servicers pursuant
                                             to a Pooling and Servicing
                                             Agreement. In addition, to the
                                             extent described in the related
                                             Prospectus Supplement, if
                                             advances are required to be made
                                             with respect to delinquent
                                             scheduled payments on the Assets
                                             in the Trust Fund the Master
                                             Servicer may be required to make
                                             such advances to the extent the
                                             related Servicer fails to do so.
                                             The Master Servicer may be an
                                             affiliate of the Depositor.

                                             See "Description of the
                                             Agreements" and "Description of
                                             the Securities--Advances in
                                             Respect of Delinquencies."

TRUSTEE; INDENTURE TRUSTEE The trustee (the "Trustee") or indenture trustee (the "Indenture Trustee") for each series of Securities will be named in the related
                                             Prospectus Supplement. See
                                             "Description of the
                                             Agreements--Material Terms of the
                                             Pooling and Servicing Agreements
                                             and Underlying Servicing
                                             Agreements--The Trustee."

THE TRUST ASSETS                             Each series of Certificates will
                                             represent in the aggregate the
                                             entire beneficial ownership
                                             interest in a Trust Fund. If a
                                             series of Securities includes
                                             Notes, such Notes will represent
                                             indebtedness of the Trust Fund
                                             and will be secured by a security
                                             interest in the Assets of the
                                             Trust Fund. A Trust Fund will
                                             consist primarily of any of the
                                             following assets: the Mortgage
                                             Loans, Unsecured Home Improvement
                                             Loans, Contracts, Agency
                                             Securities and Mortgage
                                             Securities.

(a) Special Payment                          Provisions The Assets included in
                                             a Trust Fund may be subject to
                                             various types of payment
                                             provisions as specified in the
                                             related Prospectus Supplement,
                                             and may include Level Payment
                                             Assets, Adjustable Rate Assets,
                                             Buydown Assets, GPM Assets,
                                             Step-up Rate Assets, Interest
                                             Reduction Assets, GEM Assets,
                                             Balloon Payment Assets,
                                             Convertible Assets, Bi-Weekly
                                             Assets or Increasing Payment
                                             Assets. See "Description of the
                                             Trust Funds--Assets." The
                                             characteristics of the Assets
                                             included in a Trust Fund will not
                                             vary by more than five percent
                                             (by aggregate principal balance
                                             as of the Cut-off Date) from the
                                             characteristics thereof that are
                                             described in the related
                                             Prospectus Supplement.

(b) Mortgage Loans                           The Mortgage Loans with respect
                                             to a series of Securities will
                                             consist of a pool of single
                                             family and/or multifamily loans
                                             (or certain balances thereof).
                                             The Mortgage Loans will not be
                                             guaranteed or insured by the
                                             Depositor or any of its
                                             affiliates. The Mortgage Loans
                                             will be guaranteed or insured by
                                             a governmental agency or
                                             instrumentality or other person
                                             only if and to the extent
                                             expressly provided in the related
                                             Prospectus Supplement. If so
                                             specified in the Prospectus
                                             Supplement, the Mortgage Loans
                                             may be insured by the Federal
                                             Housing Administration (the
                                             "FHA") or partially guaranteed by
                                             the Veterans Administration (the
                                             "VA"). The Mortgage Loans will be
                                             secured by first and/or junior
                                             liens on (i) one- to four-family
                                             residential real properties
                                             (including manufactured housing)
                                             or security interests in shares
                                             issued by cooperative housing
                                             corporations ("Single Family
                                             Properties") and/or (ii)
                                             primarily residential properties
                                             consisting of five or more
                                             residential dwelling units and
                                             which may include limited retail,
                                             office or other commercial space
                                             ("Multifamily Properties")
                                             (Single Family Properties and
                                             Multifamily Properties are
                                             sometimes referred to herein
                                             collectively as "Mortgaged
                                             Properties"). The Mortgaged
                                             Properties will be located in any
                                             one of the fifty states, the
                                             District of Columbia, Guam,
                                             Puerto Rico or any other
                                             territory of the United States.
                                             The Mortgage Loans may include
                                             (i) closed-end and/or revolving
                                             home equity loans or certain
                                             balances thereof ("Home Equity
                                             Loans") and/or (ii) secured home
                                             improvement installment sales
                                             contracts and secured installment
                                             loan agreements ("Home
                                             Improvement Contracts"). In
                                             addition, the Mortgage Loans may
                                             include certain Mortgage Loans
                                             evidenced by contracts ("Land
                                             Sale Contracts") for the sale of
                                             properties pursuant to which the
                                             mortgagor promises to pay the
                                             amount due thereon to the holder
                                             thereof with fee title to the
                                             related property held by such
                                             holder until the mortgagor has
                                             made all of the payments required
                                             pursuant to such Land Sale
                                             Contract, at which time fee title
                                             is conveyed to the mortgagor. All
                                             Mortgage Loans will have been
                                             originated by persons other than
                                             the Depositor, and all Mortgage
                                             Loans will have been purchased,
                                             either directly or indirectly, by
                                             the Depositor on or before the
                                             date of initial issuance of the
                                             related series of Securities or,
                                             if the related Trust Fund
                                             includes a Pre-Funding Account,
                                             as described herein, within the
                                             period specified in the related
                                             Prospectus Supplement following
                                             such date. The related Prospectus
                                             Supplement will indicate if any
                                             such persons are affiliates of
                                             the Depositor. To the extent
                                             specified in the related
                                             Prospectus Supplement, all or a
                                             portion of the Mortgage Loans
                                             will be Sub-prime Mortgage Loans,
                                             as described under "Risk
                                             Factors--Sub-prime Mortgage Loans
                                             May be More Likely to Default or
                                             to be Foreclosed." Each Mortgage
                                             Loan may provide for accrual of
                                             interest thereon at an interest
                                             rate (a "Mortgage Rate") that is
                                             fixed over its term or that
                                             adjusts from time to time, or
                                             that may be converted from an
                                             adjustable to a fixed Mortgage
                                             Rate, or from a fixed to an
                                             adjustable Mortgage Rate, from
                                             time to time at the mortgagor's
                                             election, in each case as
                                             described in the related
                                             Prospectus Supplement. Adjustable
                                             Mortgage Rates on the Mortgage
                                             Loans in a Trust Fund may be
                                             based on one or more indices.
                                             Each Mortgage Loan may provide
                                             for scheduled payments to
                                             maturity, payments that adjust
                                             from time to time to accommodate
                                             changes in the Mortgage Rate or
                                             to reflect the occurrence of
                                             certain events, and may provide
                                             for negative amortization or
                                             accelerated amortization, in each
                                             case as described in the related
                                             Prospectus Supplement. Each
                                             Mortgage Loan may be fully
                                             amortizing or require a balloon
                                             payment due on its stated
                                             maturity date, in each case as
                                             described in the related
                                             Prospectus Supplement. Each
                                             Mortgage Loan may contain
                                             prohibitions on prepayment or
                                             require payment of a premium or a
                                             yield maintenance penalty in
                                             connection with a prepayment, in
                                             each case as described in the
                                             related Prospectus Supplement.
                                             The Mortgage Loans may provide
                                             for payments of principal,
                                             interest or both, on due dates
                                             that occur monthly, quarterly,
                                             semi-annually or at such other
                                             interval as is specified in the
                                             related Prospectus Supplement.
                                             See "Description of the Trust
                                             Funds--Assets."

(c) Unsecured Home
Improvement Loans                            The Assets with respect to a
                                             series of Securities may consist
                                             of or include home improvement
                                             installment sales contracts or
                                             Unsecured Home Improvement Loans.
                                             The Unsecured Home Improvement
                                             Loans will not be insured or
                                             guaranteed by the Depositor or
                                             any of its affiliates. The
                                             Unsecured Home Improvement Loans
                                             will be insured or guaranteed by
                                             a governmental agency or
                                             instrumentality or other person
                                             only if and to the extent
                                             expressly provided in the related
                                             Prospectus Supplement. If so
                                             specified in the related
                                             Prospectus Supplement, the
                                             Unsecured Home Improvement Loans
                                             may be insured by the FHA. The
                                             Unsecured Home Improvement Loans
                                             may have any of the features
                                             described under "--(b) Mortgage
                                             Loans" above, except that they
                                             will not be secured by a lien on
                                             or other security interest in any
                                             property.

(d) Contracts                                The Contracts with respect to a
                                             series of Securities will consist
                                             of manufactured housing
                                             installment sale contracts and
                                             installment loan agreements
                                             secured by a security interest in
                                             a new or used manufactured home
                                             (each, a "Manufactured Home"),
                                             and, to the extent, if any,
                                             indicated in the related
                                             Prospectus Supplement, by real
                                             property. The Contracts will not
                                             be insured or guaranteed by the
                                             Depositor or any of its
                                             affiliates. The Contracts will be
                                             insured or guaranteed by a
                                             governmental agency or
                                             instrumentality or other person
                                             only if and to the extent
                                             expressly provided in the related
                                             Prospectus Supplement. If so
                                             specified in the related
                                             Prospectus Supplement, the
                                             Contracts may be insured by the
                                             FHA. All Contracts will have been
                                             originated by persons other than
                                             the Depositor, and all Contracts
                                             will have been purchased, either
                                             directly or indirectly, by the
                                             Depositor on or before the date
                                             of initial issuance of the
                                             related series of Securities or,
                                             if the related Trust Fund
                                             includes a Pre-Funding Account,
                                             as described herein, within the
                                             period specified in the related
                                             Prospectus Supplement following
                                             such date. The related Prospectus
                                             Supplement will indicate if any
                                             such persons are affiliates of
                                             the Depositor. Each Contract may
                                             provide for an annual percentage
                                             rate thereon (a "Contract Rate")
                                             that is fixed over its term or
                                             that adjusts as described in the
                                             related Prospectus Supplement.
                                             The manner of determining
                                             scheduled payments due on the
                                             Contract will be described in the
                                             Prospectus Supplement. The
                                             Prospectus Supplement will
                                             describe the minimum principal
                                             balance of the Contracts at
                                             origination and the maximum
                                             original term to maturity of the
                                             Contracts.

(e) Agency Securities                        If so provided in the related
                                             Prospectus Supplement, the Trust
                                             Fund may include any combination
                                             of "fully modified pass-through"
                                             mortgage-backed certificates
                                             ("Ginnie Mae Certificates")
                                             guaranteed by Ginnie Mae,
                                             guaranteed mortgage pass-through
                                             securities ("Fannie Mae
                                             Certificates") issued by Fannie
                                             Mae ("Fannie Mae") and mortgage
                                             participation certificates
                                             ("Freddie Mac Certificates")
                                             issued by Freddie Mac.

(f) Mortgage Securities                      If so provided in the related
                                             Prospectus Supplement, the Trust
                                             Fund may include asset-backed
                                             certificates, collateralized
                                             mortgage obligations or
                                             participation certificates (each,
                                             and collectively, "Mortgage
                                             Securities") evidencing interests
                                             in, or collateralized by,
                                             mortgage loans or Agency
                                             Securities. Mortgage Securities
                                             included in a Trust Fund (i) will
                                             have been issued by an entity
                                             other than the Depositor or its
                                             affiliates, (ii) will have been
                                             acquired in bona fide secondary
                                             market transactions from persons
                                             other than the issuer thereof or
                                             its affiliates and (iii) will
                                             have previously been (a) offered
                                             and distributed to the public
                                             pursuant to an effective
                                             registration statement or (b)
                                             purchased in a transaction not
                                             involving any public offering
                                             from a person who is not an
                                             affiliate of the issuer of such
                                             securities at the time of sale
                                             (nor an affiliate thereof at any
                                             time during the three preceding
                                             months); provided a period of two
                                             years has elapsed since the later
                                             of the date the securities were
                                             acquired from the issuer or an
                                             affiliate thereof. Although
                                             individual assets underlying the
                                             Mortgage Securities may be
                                             insured or guaranteed by the
                                             United States or an agency or
                                             instrumentality thereof, they
                                             need not be, and the Mortgage
                                             Securities themselves will not
                                             be, so insured or guaranteed. See
                                             "Description of the Trust
                                             Funds--Mortgage Securities."
                                             Payments on the Mortgage
                                             Securities will be distributed
                                             directly to the Trustee or other
                                             person specified in the related
                                             Prospectus Supplement as
                                             registered owner of such Mortgage
                                             Securities.

(g) Collection Accounts                      Each Trust Fund will include one
                                             or more accounts established and
                                             maintained on behalf of the
                                             Securityholders into which the
                                             person or persons designated in
                                             the related Prospectus Supplement
                                             will, to the extent described
                                             herein and in such Prospectus
                                             Supplement, deposit all payments
                                             and collections received or
                                             advanced with respect to the
                                             Assets and other assets in the
                                             Trust Fund. Such an account may
                                             be maintained as an interest
                                             bearing or a non-interest bearing
                                             account, and funds held therein
                                             may be held as cash or invested
                                             in certain short-term, investment
                                             grade obligations, in each case
                                             as described in the related
                                             Prospectus Supplement. See
                                             "Description of the
                                             Agreements--Material Terms of the
                                             Pooling and Servicing Agreements
                                             and Underlying Servicing
                                             Agreements--Collection Account
                                             and Related Accounts."

(h) Credit Support                           If so provided in the related
                                             Prospectus Supplement, partial or
                                             full protection against certain
                                             defaults and losses on the Assets
                                             in the related Trust Fund may be
                                             provided to one or more classes
                                             of Securities of the related
                                             series in the form of
                                             subordination of one or more
                                             other classes of Securities of
                                             such series, which other classes
                                             may include one or more classes
                                             of Offered Securities, or by one
                                             or more other types of credit
                                             support, such as a letter of
                                             credit, insurance policy,
                                             guarantee, reserve fund or
                                             another type of credit support,
                                             or a combination thereof. The
                                             amount and types of coverage, the
                                             identification of the entity
                                             providing the coverage (if
                                             applicable) and related
                                             information with respect to each
                                             type of Credit Support, if any,
                                             will be described in the
                                             Prospectus Supplement for a
                                             series of Securities. See "Risk
                                             Factors--Credit Support is
                                             Limited in Amount and Coverage"
                                             and "Description of Credit
                                             Support."

(i) Cash Flow Agreements                     If so provided in the related
                                             Prospectus Supplement, the Trust
                                             Fund may include guaranteed
                                             investment contracts pursuant to
                                             which moneys held in the funds
                                             and accounts established for the
                                             related series will be invested
                                             at a specified rate. The Trust
                                             Fund may also include certain
                                             other agreements, such as
                                             interest rate exchange
                                             agreements, interest rate cap or
                                             floor agreements, currency
                                             exchange agreements or similar
                                             agreements provided to reduce the
                                             effects of interest rate or
                                             currency exchange rate
                                             fluctuations on the Assets or on
                                             one or more classes of
                                             Securities. Currency exchange
                                             agreements might be included in
                                             the Trust Fund if some or all of
                                             the Assets (such as Mortgage
                                             Loans secured by Mortgaged
                                             Properties located outside the
                                             United States) were denominated
                                             in a non-United States currency.
                                             The principal terms of any such
                                             guaranteed investment contract or
                                             other agreement, including,
                                             without limitation, provisions
                                             relating to the timing, manner
                                             and amount of payments thereunder
                                             and provisions relating to the
                                             termination thereof, will be
                                             described in the Prospectus
                                             Supplement for the related
                                             series. In addition, the related
                                             Prospectus Supplement will
                                             provide certain information with
                                             respect to the obligor under any
                                             such Cash Flow Agreement. See
                                             "Description of the Trust
                                             Funds--Cash Flow Agreements."

(j) Pre-Funding Account                      To the extent provided in the
                                             related Prospectus Supplement, a
                                             portion of the proceeds of the
                                             issuance of Securities may be
                                             deposited into an account
                                             maintained with the Trustee (a
                                             "Pre-Funding Account"). In such
                                             event, the Depositor will be
                                             obligated (subject only to the
                                             availability thereof) to sell at
                                             a predetermined price, and the
                                             Trust Fund for the related series
                                             of Securities will be obligated
                                             to purchase (subject to the
                                             satisfaction of certain
                                             conditions described in the
                                             applicable Agreement), additional
                                             Assets (the "Subsequent Assets")
                                             from time to time (as frequently
                                             as daily) within the period (not
                                             to exceed three months) specified
                                             in the Prospectus Supplement (the
                                             "Pre-Funding Period") after the
                                             issuance of such series of
                                             Securities having an aggregate
                                             principal balance approximately
                                             equal to the amount on deposit in
                                             the Pre-Funding Account (the
                                             "Pre-Funded Amount") for such
                                             series on date of such issuance.
                                             The Pre-Funded Amount with
                                             respect to a series is not
                                             expected to exceed 25% of the
                                             aggregate initial Security
                                             Balance of the related
                                             Securities. Except as set forth
                                             in the following sentence, the
                                             Pre-Funded Amount will be used
                                             only to purchase Subsequent
                                             Mortgage Loans. Any portion of
                                             the Pre-Funded Amount remaining
                                             in the Pre-Funding Account at the
                                             end of the Pre-Funding Period
                                             will be used to prepay one or
                                             more classes of Securities in the
                                             amounts and in the manner
                                             specified in the related
                                             Prospectus Supplement. In
                                             addition, if specified in the
                                             related Prospectus Supplement,
                                             the Depositor may be required to
                                             deposit cash into an account
                                             maintained by the Trustee (the
                                             "Capitalized Interest Account")
                                             for the purpose of assuring the
                                             availability of funds to pay
                                             interest with respect to the
                                             Securities during the Pre-Funding
                                             Period. Any amount remaining in
                                             the Capitalized Interest Account
                                             at the end of the Pre-Funding
                                             Period will be remitted as
                                             specified in the related
                                             Prospectus Supplement. Amounts
                                             deposited in the Pre-Funding and
                                             Capitalized Interest Accounts
                                             will be permitted to be invested,
                                             pending application thereof, only
                                             in eligible investments
                                             authorized by each applicable
                                             Rating Agency. See "Description
                                             of the Trust Funds--Pre-Funding
                                             Account."

DESCRIPTION OF SECURITIES                    Each series of Certificates will
                                             evidence an interest in the
                                             related Trust Fund and will be
                                             issued pursuant to a Pooling and
                                             Servicing Agreement. If a series
                                             of Securities includes Notes,
                                             such Notes will represent
                                             indebtedness of the related Trust
                                             Fund (which will be formed
                                             pursuant to a deposit trust
                                             agreement (each, a "Deposit Trust
                                             Agreement") between the Depositor
                                             and an owner trustee specified in
                                             the related Prospectus
                                             Supplement) and will be secured
                                             by a security interest in the
                                             Assets of the Trust Fund (or a
                                             specified group thereof) pursuant
                                             to an indenture (each, an
                                             "Indenture"). Some or all of the
                                             Assets in a Trust Fund may be
                                             serviced pursuant to one or more
                                             Underlying Servicing Agreements.
                                             The Pooling and Servicing
                                             Agreements and Underlying
                                             Servicing Agreements are referred
                                             to herein as the "Agreements."
                                             Each series of Securities will
                                             include one or more classes. Each
                                             class of Securities (other than
                                             certain Strip Securities, as
                                             defined below) will have a stated
                                             principal amount (a "Security
                                             Balance") and except for certain
                                             Strip Securities, as defined
                                             below, will accrue interest
                                             thereon based on a fixed,
                                             variable or adjustable interest
                                             rate (in the case of
                                             Certificates, a "Pass-Through
                                             Rate"). The related Prospectus
                                             Supplement will specify the
                                             Security Balance, if any, and the
                                             Pass-Through Rate or interest
                                             rate for each class of Securities
                                             or, in the case of a variable or
                                             adjustable Pass-Through Rate or
                                             interest rate, the method for
                                             determining the Pass-Through Rate
                                             or interest rate.

DISTRIBUTIONS ON SECURITIES                  Each series of Securities will
                                             consist of one or more classes of
                                             Securities that may (i) provide
                                             for the accrual of interest
                                             thereon based on fixed, variable
                                             or adjustable rates; (ii) be
                                             senior (collectively, "Senior
                                             Securities") or subordinate
                                             (collectively, "Subordinate
                                             Securities") to one or more other
                                             classes of Securities in respect
                                             of certain distributions on the
                                             Securities; (iii) be entitled
                                             either to (A) principal
                                             distributions, with
                                             disproportionately low, nominal
                                             or no interest distributions or
                                             (B) interest distributions, with
                                             disproportionately low, nominal
                                             or no principal distributions
                                             (collectively, "Strip
                                             Securities"); (iv) provide for
                                             distributions of accrued interest
                                             thereon commencing only following
                                             the occurrence of certain events,
                                             such as the retirement of one or
                                             more other classes of Securities
                                             of such series (collectively,
                                             "Accrual Securities"); (v)
                                             provide for distributions of
                                             principal as described in the
                                             related Prospectus Supplement;
                                             and/or (vi) provide for
                                             distributions based on a
                                             combination of two or more
                                             components thereof with one or
                                             more of the characteristics
                                             described in this paragraph,
                                             including one or more Strip
                                             Security or Accrual Security
                                             components, to the extent of
                                             available funds, in each case as
                                             described in the related
                                             Prospectus Supplement. If so
                                             specified in the related
                                             Prospectus Supplement,
                                             distributions on one or more
                                             classes of a series of Securities
                                             may be limited to collections
                                             from a designated portion of the
                                             Assets in the related Trust Fund
                                             (each such portion of Assets, an
                                             "Asset Group"). See "Description
                                             of the Securities--General." Any
                                             such classes may include classes
                                             of Offered Securities. With
                                             respect to Securities with two or
                                             more components, references
                                             herein to Security Balance,
                                             notional amount and Pass-Through
                                             Rate or interest rate refer to
                                             the principal balance, if any,
                                             notional amount, if any, and the
                                             Pass-Through Rate or interest
                                             rate, if any, for any such
                                             component.

                                             The Securities will not represent
                                             any interest in or obligation of
                                             the Depositor or any affiliate
                                             thereof except as set fort
                                             herein, nor will the Securities,
                                             any Assets (other than Assets
                                             identified as FHA Loans or VA
                                             Loans in the related Prospectus
                                             Supplement) or Mortgage
                                             Securities be insured or
                                             guaranteed by any governmental
                                             agency or instrumentality.
                                             Although payment of principal and
                                             interest on Agency Securities
                                             will be guaranteed as described
                                             herein and in the related
                                             Prospectus Supplement by Ginnie
                                             Mae, Fannie Mae or Freddie Mac,
                                             the Securities of any series
                                             including such Agency Securities
                                             will not be so guaranteed. See
                                             "Risk Factors--Limited Assets for
                                             Payment of Securities" and
                                             "Description of the Securities."

(a) Interest                                 Interest on each class of Offered
                                             Securities (other than certain
                                             classes of Strip Securities) of
                                             each series will accrue at the
                                             applicable Pass-Through Rate or
                                             interest rate on the outstanding
                                             Security Balance thereof and will
                                             be distributed to Securityholders
                                             as provided in the related
                                             Prospectus Supplement. The
                                             specified date on which
                                             distributions are to be made is a
                                             "Distribution Date."
                                             Distributions with respect to
                                             interest on certain classes of
                                             Strip Securities may be made on
                                             each Distribution Date on the
                                             basis of a notional amount as
                                             described in the related
                                             Prospectus Supplement.
                                             Distributions of interest with
                                             respect to one or more classes of
                                             Securities may be reduced to the
                                             extent of certain delinquencies,
                                             losses, prepayment interest
                                             shortfalls, and other
                                             contingencies described herein
                                             and in the related Prospectus
                                             Supplement. See "Risk
                                             Factors--Rate of Prepayments on
                                             Assets and Priority of Payment of
                                             Securities May Adversely Affect
                                             Average Lives and Yields of
                                             Securities," "Yield
                                             Considerations" and "Description
                                             of the Securities--Distributions
                                             of Interest on the Securities."


(b) Principal                                The Securities of each series
                                             initially will have an aggregate
                                             Security Balance no greater than
                                             the outstanding principal balance
                                             of the Assets as of, unless the
                                             related Prospectus Supplement
                                             provides otherwise, the close of
                                             business on the first day of the
                                             month of formation of the related
                                             Trust Fund (the "Cut-off Date"),
                                             after application of scheduled
                                             payments due on or before such
                                             date, whether or not received.
                                             The Security Balance of a
                                             Security outstanding from time to
                                             time represents the maximum
                                             amount that the holder thereof is
                                             then entitled to receive in
                                             respect of principal from future
                                             cash flow on the assets in the
                                             related Trust Fund. Distributions
                                             of principal will be made on each
                                             Distribution Date to the class or
                                             classes of Securities in the
                                             amounts and in accordance with
                                             the priorities specified in the
                                             related Prospectus Supplement.
                                             Distributions of principal of any
                                             class of Securities will be made
                                             on a pro rata basis among all of
                                             the Securityholders of such
                                             class, by random selection, or as
                                             described in the related
                                             Prospectus Supplement. Certain
                                             classes of Strip Securities with
                                             no Security Balance will not
                                             receive distributions in respect
                                             of principal. See "Description of
                                             the Securities--Distributions of
                                             Principal of the Securities."

ADVANCES To the extent specified in the related Prospectus Supplement, the Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Assets serviced by such Servicer in such Trust Fund. If so specified in the related Prospectus
                                             Supplement, the Master Servicer,
                                             the Trustee or other entity so
                                             specified will be required to
                                             make such advances in the event a
                                             Servicer fails to do so. Neither
                                             the Depositor nor, except to the
                                             extent specified in the related
                                             Prospectus Supplement, any of its
                                             affiliates will have any
                                             responsibility to make such
                                             advances. Advances are
                                             reimbursable generally from
                                             subsequent recoveries in respect
                                             of such Assets and otherwise to
                                             the extent described herein and
                                             in the related Prospectus
                                             Supplement. If and to the extent
                                             provided in the Prospectus
                                             Supplement for any series, a
                                             Servicer or another entity will
                                             be entitled to receive interest
                                             on its outstanding advances,
                                             payable from amounts in the
                                             related Trust Fund. See
                                             "Description of the
                                             Securities--Advances in Respect
                                             of Delinquencies."


TERMINATION                                  To the extent specified in the
                                             related Prospectus Supplement, a
                                             series of Securities may be
                                             subject to optional early
                                             termination through the
                                             repurchase of the Assets in the
                                             related Trust Fund by the party
                                             specified therein, under the
                                             circumstances and in the manner
                                             set forth therein. If so provided
                                             in the related Prospectus
                                             Supplement, upon the reduction of
                                             the Security Balance of a
                                             specified class or classes of
                                             Securities to a specified
                                             percentage or on and after a date
                                             specified in such Prospectus
                                             Supplement, the party specified
                                             therein will solicit bids for the
                                             purchase of all of the Assets of
                                             the Trust Fund, or of a
                                             sufficient portion of such Assets
                                             to retire such class or classes,
                                             or purchase such Assets at a
                                             price set forth in the related
                                             Prospectus Supplement. Any such
                                             purchase or solicitation of bids
                                             may be made only when the
                                             aggregate security balance of
                                             such class or classes declines to
                                             a percentage of the initial
                                             Security Balance of such
                                             Securities (generally not to
                                             exceed 10%) specified in the
                                             related Prospectus Supplement. In
                                             addition, if so provided in the
                                             related Prospectus Supplement,
                                             certain classes of Securities may
                                             be purchased or redeemed in the
                                             manner set forth therein. In
                                             either case, the purchase price
                                             will at least equal the
                                             outstanding Security Balance of
                                             all Securities, or of the
                                             Securities to be purchased or
                                             redeemed, if less than all of the
                                             Securities, and any accrued and
                                             unpaid interest thereon. See
                                             "Description of the
                                             Securities--Termination."


REGISTRATION OF SECURITIES                   If so provided in the related
                                             Prospectus Supplement, one or
                                             more classes of the Offered
                                             Securities will initially be
                                             represented by one or more
                                             certificates or notes, as
                                             applicable, registered in the
                                             name of Cede & Co., as the
                                             nominee of DTC. No person
                                             acquiring an interest in Offered
                                             Securities so registered will be
                                             entitled to receive a definitive
                                             certificate or note, as
                                             applicable, representing such
                                             person's interest except in the
                                             event that definitive
                                             certificates or notes, as
                                             applicable, are issued under the
                                             limited circumstances described
                                             herein. See "Risk Factors--Owners
                                             of Book-Entry Securities Not
                                             Entitled to Exercise Rights of
                                             Holders of Securities" and
                                             "Description of the
                                             Securities--Book-Entry
                                             Registration and Definitive
                                             Securities."


TAX STATUS OF THE SECURITIES                 The following discussion
                                             represents the opinion of Brown &
                                             Wood LLP. The Securities of each
                                             series offered hereby will
                                             constitute either (i) "regular
                                             interests" ("Regular Securities")
                                             and "residual interests"
                                             ("Residual Securities") in a
                                             Trust Fund treated as a real
                                             estate mortgage investment
                                             conduit under Sections 860A
                                             through 860G of the Internal
                                             Revenue Code of 1986, as amended
                                             (the "Code"), (ii) interests
                                             ("Grantor Trust Securities") in a
                                             Trust Fund treated as a grantor
                                             trust under applicable provisions
                                             of the Code, (iii) interests
                                             ("Partnership Securities") in a
                                             Trust Fund treated as a
                                             partnership under applicable
                                             provisions of the Code, or (iv)
                                             evidences of indebtedness ("Debt
                                             Securities") of a Trust Fund
                                             treated as debt instruments for
                                             federal income tax purposes. In
                                             general, to the extent the assets
                                             and income of the Trust Fund are
                                             treated as qualifying assets and
                                             income under the following
                                             sections of the Code, Regular
                                             Securities (i) owned by a
                                             "domestic building and loan
                                             association" will be treated as
                                             "loans . . . secured by an
                                             interest in real property which
                                             is . . . residential real
                                             property" within the meaning of
                                             Code Section 7701(a)(19)(C) and
                                             (ii) owned by a real estate
                                             investment trust will be treated
                                             as "real estate assets" for
                                             purposes of Section 856(c)(4)(A)
                                             of the Code and interest income
                                             therefrom will be treated as
                                             "interest on obligations secured
                                             by mortgages on real property"
                                             for purposes of Section
                                             856(c)(3)(B) of the Code. In
                                             addition, Regular Securities will
                                             be "qualified mortgages" within
                                             the meaning of Section 860G(a)(3)
                                             of the Code if transferred to
                                             another REMIC on its startup in
                                             exchange for regular or residual
                                             interests therein. Moreover, if
                                             95% or more of the assets and the
                                             income of the Trust Fund qualify
                                             for any of the foregoing
                                             treatments, the Regular
                                             Securities will qualify for the
                                             foregoing treatments in their
                                             entirety. Residual Securities
                                             generally will be treated as
                                             representing an interest in
                                             qualifying assets and income to
                                             the same extent described above
                                             for institutions subject to
                                             Sections 7701(a)(19)(C),
                                             856(c)(4)(A) and 856(c)(3)(B) of
                                             the Code. A portion (or, in
                                             certain cases, all) of the income
                                             from Residual Securities (i) may
                                             not be offset by any losses from
                                             other activities of the holder of
                                             such Residual Securities, (ii)
                                             may be treated as unrelated
                                             business taxable income, for
                                             holders of Residual Securities
                                             that are subject to tax on
                                             unrelated business taxable income
                                             (as defined in Section 511 of the
                                             Code), and (iii) may be subject
                                             to U.S. federal income tax
                                             withholding rules. In addition,
                                             transfers of certain Residual
                                             Securities may be disregarded
                                             under some circumstances for all
                                             federal income tax purposes. See
                                             "Material Federal Income Tax
                                             Considerations--REMICs--Taxation
                                             of Owners of Residual Securities
                                             herein. Grantor Trust Securities
                                             may be either Standard Securities
                                             having the same percentage
                                             ownership of principal and
                                             interest payments on the Mortgage
                                             Loans or Strip Securities having
                                             a different percentage ownership
                                             interests in such principal and
                                             interest payments. Holders of
                                             Grantor Trust Securities
                                             generally will be treated as
                                             owning an interest in qualifying
                                             assets and income under Sections
                                             7701(a)(19)(C), 856(c)(4)(A),
                                             856(c)(3)(B) and 860G(a)(3)(A) of
                                             the Code. Partnership Securities
                                             will be treated as partnership
                                             interests for purposes of federal
                                             income taxation, and accordingly,
                                             will not represent an interest in
                                             qualifying assets for purposes of
                                             Section 7701(a)(19)(C) of the
                                             Code, but will represent
                                             qualifying assets and income
                                             under Sections 856(c)(4)(A) and
                                             856(c)(3)(B) of the Code to the
                                             extent their proportionate share
                                             of the assets of the related
                                             Trust Fund so qualify. Debt
                                             Securities will not represent
                                             qualifying assets or income for
                                             purposes of any of the preceding
                                             sections. See "Material Federal
                                             Income Tax Considerations" herein
                                             and in the related Prospectus
                                             Supplement.


LEGAL INVESTMENT CONSIDERATIONS              The Prospectus Supplement for
                                             each series of Securities will
                                             specify which class or classes of
                                             Offered Securities of such
                                             series, if any, will constitute
                                             "mortgage related securities" for
                                             purposes of the Secondary
                                             Mortgage Market Enhancement Act
                                             of 1984, as amended ("SMMEA").
                                             Investors whose investment
                                             authority is subject to legal
                                             restrictions should consult their
                                             own legal advisors to determine
                                             whether and to what extent the
                                             Offered Securities constitute
                                             legal investments for them. See
                                             "Legal Investment Considerations"
                                             herein and in the related
                                             Prospectus Supplement.


ERISA CONSIDERATIONS                         An investment in Offered
                                             Securities by an employee benefit
                                             plan or other retirement plan or
                                             arrangement that is subject to
                                             Title I of the Employee
                                             Retirement Income Security Act of
                                             1974, as amended ("ERISA") or
                                             Section 4975 of the Code (each, a
                                             "Plan") may cause the Assets of
                                             the related Trust Fund to be
                                             deemed "plan assets" and could
                                             give rise to a "prohibited
                                             transaction" within the meaning
                                             of ERISA and the Code. The U.S.
                                             Department of Labor has issued an
                                             individual exemption, Prohibited
                                             Transaction Exemption (the
                                             "Exemption"), to Deutsche Bank
                                             Securities Inc. ("DBSI") that
                                             generally exempts from the
                                             application of certain of the
                                             prohibited transaction provisions
                                             of ERISA and the excise taxes
                                             imposed on such prohibited
                                             transactions by Section 4975 of
                                             the Code, transactions relating
                                             to the purchase, sale and holding
                                             of pass-through securities
                                             underwritten by DBSI and the
                                             servicing and operation of pools
                                             of assets such as certain of the
                                             Assets, provided that certain
                                             conditions are satisfied. To the
                                             extent the Securities are not
                                             treated as equity interests in
                                             the related Trust Fund for
                                             purposes of ERISA, a Plan's
                                             investment in such Securities
                                             would not cause the Assets to be
                                             deemed "plan assets." However,
                                             the purchase or holding of such
                                             non-equity Securities by a Plan
                                             with respect to which an
                                             affiliate of the Depositor or an
                                             equity investor is a "party in
                                             interest" (within the meaning of
                                             ERISA) or a "disqualified person"
                                             (within the meaning of the Code)
                                             could give rise to a prohibited
                                             transaction unless one or more
                                             statutory or administrative
                                             exemptions apply to such
                                             investment. The Prospectus
                                             Supplement with respect to a
                                             series of Securities may contain
                                             additional information regarding
                                             the application of the Exemption
                                             or any other exemption with
                                             respect to the Securities offered
                                             thereby. See "ERISA
                                             Considerations" herein.


RATING                                       At the date of issuance, as to
                                             each series, each class of
                                             Offered Securities will be rated
                                             in one of the four highest rating
                                             categories by one or more
                                             nationally recognized statistical
                                             rating agencies (each, a "Rating
                                             Agency"). A security rating is
                                             not a recommendation to buy, sell
                                             or hold such Securities and is
                                             subject to revision or withdrawal
                                             at any time by the assigning
                                             Rating Agency. Further, such
                                             ratings do not address the
                                             possibility that, as a result of
                                             principal prepayments, holders of
                                             Securities may receive a lower
                                             than anticipated yield. If a
                                             series of Securities provides for
                                             the establishment of a
                                             Pre-Funding Account, it will be
                                             an express condition to the
                                             purchase of Subsequent Assets
                                             that, after notice to each
                                             assigning Rating Agency, no
                                             Rating Agency notifies the
                                             Depositor that such purchase
                                             would result in the withdrawal or
                                             downgrade of the ratings assigned
                                             to such Securities. See "Rating"
                                             herein.


MATERIAL RISKS                               Prospective investors are urged
                                             to read "Risk Factors" herein and
                                             in the applicable Prospectus
                                             Supplement for a discussion of
                                             the material risks associated
                                             with an investment in the
                                             Securities.

                                 RISK FACTORS

         Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors.

LIMITED LIQUIDITY FOR SECURITIES

         At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. Deutsche Bank Securities Inc. and the other underwriters, if any, specified in the related Prospectus Supplement, currently expect to make a secondary market in the Offered Securities, but have no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding. It is not expected that any application will be made to list the Securities of a series on any securities exchange. Accordingly, the liquidity of the Securities may be limited.

LIMITED ASSETS FOR PAYMENT OF SECURITIES

         The Securities will not represent an interest in or obligation of the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Assets, the Master Servicer's obligations and any Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Assets, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of a Servicer or Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Assets may have been made and/or assigned in connection with transfers of such Assets prior to the issuance of the Securities, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Except to the extent, if any, specified in the related Prospectus Supplement, none of the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates will have any obligation with respect to representations or warranties made by any other entity. Except to the extent, if any, specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

         Except to the extent, if any, specified in the related Prospectus Supplement, a series of Securities will not have any claim against or security interest in the Trust Funds for any other series and the Assets included in the related Trust Fund will be the sole source of payments on the Securities of a series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Accounts and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities containing one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

RATE OF PREPAYMENTS ON ASSETS MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS OF SECURITIES

         Prepayments (including those caused by defaults) on the Assets in any Trust Fund (or, in the case of Agency Securities and Mortgage Securities, the underlying assets related thereto) generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans or manufactured housing contracts varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the assets underlying or comprising the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the assets underlying or comprising the Assets in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in or an obligation of a Trust Fund containing Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities or Mortgage Securities could occur significantly earlier than expected. Conversely, if prevailing interest rates rise significantly above the applicable mortgage interest rates, principal prepayments are likely to be lower than if prevailing rates remain at or below the rates borne by the assets underlying or comprising the Assets in any Trust Fund and the maturity of any class of Securities evidencing an interest in or an obligation of such Trust Fund could occur significantly later than expected. The relationship of prevailing interest rates and prepayment rates on Contracts will be discussed in the related Prospectus Supplement. In addition, certain prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

PRIORITY OF PAYMENT OF SECURITIES MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS OF SECURITIES

         A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Strip Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

         Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating.

REAL ESTATE MARKET CONDITIONS AFFECT MORTGAGE LOAN PERFORMANCE

         An investment in securities such as the Securities which represent interests in Mortgage Loans may be affected generally by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to the principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

VARIABLE PAYMENT PROVISIONS IN MORTGAGE LOANS MAY INCREASE RATE OF DEFAULT

         Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

GEOGRAPHIC CONCENTRATION MAY INCREASE RATES OF LOSS AND DELINQUENCY

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See "--Junior Mortgage Loans are More Likely to Experience Losses on Foreclosure."

MULTIFAMILY PROPERTIES MAY EXPERIENCE INCREASED DEFAULTS AND FORECLOSURES

         Mortgage Loans secured by Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

         If applicable, certain legal aspects of the Mortgage Loans for a series of Securities may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

BALLOON PAYMENT ASSETS ARE MORE LIKELY TO EXPERIENCE LOSSES ON FORECLOSURE IF OBLIGOR IS UNABLE TO REFINANCE OR SELL RELATED PROPERTY

         Certain of the Mortgage Loans (the "Balloon Payment Assets") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the obligor's equity in the related property, the financial condition of the obligor, the value of the property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

JUNIOR MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES ON FORECLOSURE

         Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "senior lien"), may not be included in the Trust Fund. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If a Servicer were to foreclose on any Mortgaged Property, it would do so subject to any related senior lien. In order for the debt related to the Mortgaged Property to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the related Securities, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage. SUB-PRIME MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT OR BE FORECLOSED

         All or a portion of the Assets may consist of mortgage loans underwritten in accordance with the underwriting for "Sub-prime Mortgage Loans". A Sub-prime Mortgage Loan is a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac under their traditional mortgage loan purchase programs due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. As a consequence, delinquencies and foreclosures can be expected to be more prevalent with respect to Sub-prime Mortgage Loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, and changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of Sub-prime Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

POTENTIAL FOR LOSSES INCREASES IF ASSETS ARE DELINQUENT

         A portion of the Assets may be delinquent upon the issuance of the related Securities. Credit enhancement provided with respect to a particular series of Securities may not cover all losses related thereto. Prospective investors should consider the risk that the inclusion of such Assets in the Trust Fund for a series may cause the rate of defaults and prepayments on the Assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the Securities of such series.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS; OTHER LEGAL CONSIDERATIONS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the persons who originated the Mortgage Loans (the "Originators") and Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject such Servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Mortgage Loans."

         The Mortgage Loans may also be subject to federal laws, including:
(i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the National Housing Act of 1934 (the "Housing Act") with respect to Mortgage Loans insured thereunder.

         The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Home Ownership Act"), which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust Fund for which the Mortgage Loans include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses that the borrower could assert against the original lender. Any violation of the Home Ownership Act that would result in such liability would be a breach of the applicable Warranting Party's representations and warranties, and the Warranting Party would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

GENERAL ECONOMIC CONDITIONS INCREASES THE POTENTIAL FOR LOSSES ON CONTRACTS AND MANUFACTURED HOMES

         An investment in Securities evidencing an interest in or obligation of a Trust Fund containing Contracts may be affected by, among other things, a downturn in national, regional or local economic conditions. The geographic location of the Manufactured Homes securing the Contracts in any Trust Fund at origination of the related Contract will be set forth in the related Prospectus Supplement. Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as "contracts" or "manufactured housing contracts").

DEPRECIATION IN VALUE INCREASES THE POTENTIAL FOR LOSSES ON CONTRACTS AND MANUFACTURED HOMES

         Regardless of its location, manufactured housing generally depreciates in value. Thus, Securityholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in a Trust Fund will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Securities. If such protection is eliminated with respect to a class of Securities, the holders of such Securities will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Trust Fund. See "Description of Credit Support."

GRANT OF SECURITY INTEREST IN CONTRACTS; RISKS OF DEFECTIVE SECURITY INTEREST AND EFFECTS OF CERTAIN OTHER LEGAL ASPECTS OF THE CONTRACTS

         The Asset Seller in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. The Servicer will not amend any certificates of title to change the lienholder specified therein from the Asset Seller to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller or a trustee in bankruptcy of the Asset Seller. In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. The Asset Seller of the Contracts to the Depositor will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Asset Seller to repurchase, or if permitted by the applicable Agreement, substitute for, such Contract unless such breach is cured. If the Credit Support is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability to realize upon the Manufactured Home or may limit the amount realized by Securityholders to less than the amount due. See "Certain Legal Aspects of the Contracts."

BANKRUPTCY OF BORROWER MAY PREVENT COLLECTIONS ON UNSECURED HOME IMPROVEMENT
LOANS

         The obligations of the borrower under any Unsecured Home Improvement Loan included in a Trust Fund will not be secured by an interest in the related real estate or any other property, and the Trust Fund will be a general unsecured creditor as to such obligations. In the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

CREDIT SUPPORT IS LIMITED IN AMOUNT AND COVERAGE

         The Prospectus Supplement for a series of Securities will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or contract originator or other parties.

         A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

         The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

         Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Servicer or the Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected.

LOWERING OF RATING ON SECURITIES MAY DECREASE VALUE AND LIQUIDITY

         The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. The lowering of a rating on a series or class of Securities may adversely affect the market value of such Securities and the liquidity of such Securities. None of the Depositor, any Master Servicer, any Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

SUBORDINATED SECURITIES BEAR RISK OF LOSS BEFORE MORE SENIOR SECURITIES

         The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Servicer (to the extent of its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses), any Master Servicer (to the extent of its master servicing fee, including any unpaid master servicing fee with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities--General" and "--Allocation of Losses and Shortfalls."

         The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

RESIDUAL SECURITIES MAY HAVE ADVERSE TAX ATTRIBUTES

         Holders of Residual Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Considerations--REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute Residual Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Securities may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Securities are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Securities, the taxable income arising in a given year on a Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Securities may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of Residual Securities should be aware that applicable regulations prevent the ability to mark-to-market REMIC residual interests. See "Material Federal Income Tax Considerations--REMICs."

OWNERS OF BOOK-ENTRY SECURITIES NOT ENTITLED TO EXERCISE RIGHTS OF HOLDERS OF SECURITIES

         If so provided in the Prospectus Supplement, one or more classes of the Offered Securities will be initially represented by one or more certificates or notes registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Security Owners or their nominees. Because of this, unless and until Securities are issued in fully registered, certificated form ("Definitive Securities"), Security Owners will not be recognized by the Trustee as "Securityholders" (as that term is to be used in the related Agreement). Hence, until such time, Security Owners will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

FINANCIAL INSTRUMENTS ARE SUBJECT TO COUNTERPARTY RISK

         The assets of a Trust Fund may, if specified in the related Prospectus Supplement, include financial instruments such as interest rate swap, cap, floor or similar agreements (each, a "Financial Instrument"), which will require the provider of such instrument (the "Counterparty") to make payments to the Trust Fund under the circumstances described in the Prospectus Supplement. To the extent that payments on the Securities of the related series depend in part on payments to be received under a Financial Instrument, the ability of the Trust Fund to make payments on the Securities will be subject to the credit risk of the Counterparty. The Prospectus Supplement for a series of Securities will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a Financial Instrument upon the default or credit impairment of the related Counterparty. However, there can be no assurance that any such mechanism will result in the ability of the Servicer to obtain a replacement Financial Instrument.

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each Trust Fund will include (i) single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) home improvement installment sales contracts or Unsecured Home Improvement Loans, (iii) manufactured housing installment sale contracts or installment loan agreements, (iv) any combination of "fully modified pass-through" mortgage-backed certificates ("Ginnie Mae Certificates") guaranteed by Ginnie Mae, guaranteed mortgage pass-through securities ("Fannie Mae Certificates") issued by Fannie Mae and mortgage participation certificates ("Freddie Mac Certificates") issued by Freddie Mac, (v) previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities or (vi) a combination of Mortgage Loans, Unsecured Home Improvement Loans, Contracts, Agency Securities and/or Mortgage Securities. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

         The Assets included in the Trust Fund for a series may be subject to various types of payment provisions. Such Assets may consist of (1) "Level Payment Assets," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances; (2) "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related Obligors to reduce the Obligors' monthly payments during the early period after origination of such Assets; (4) "Increasing Payment Assets," as described below; (5) "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable thereon; (6) "GEM Assets," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets; (7) "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years; (8) "Step-up Rate Assets" which provide for interest rates that increase over time; (9) "Balloon Payment Assets;" (10) "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related Obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and (11) "Bi-weekly Assets," which provide for Obligor payments to be made on a bi-weekly basis.

         An Increasing Payment Asset is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related Prospectus Supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related Prospectus Supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the Obligor's monthly payments referred to in the preceding sentence and (2) payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The Obligor's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The Obligor's Monthly Payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An Obligor's monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

         The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

         General

         Each Mortgage Loan will generally be secured by a lien on (i) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property" and the related Mortgage Loan, a "Multifamily Mortgage Loan"). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties." To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related Prospectus Supplement. The Mortgage Loans may include (i) closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans") and/or (ii) secured home improvement installment sales contracts and Home Improvement Contracts. In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by Land Sale Contracts for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If so provided in the related Prospectus Supplement, Mortgage Loans may include loans insured by the FHA ("FHA Loans") or partially guaranteed by the VA ("VA Loans"). See "--FHA Loans and VA Loans" below.

         Loan-to-Value Ratio

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         Mortgage Loan Information in Prospectus Supplements

         Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, (xi) the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and (xii) the material underwriting standards used for the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

         The related Prospectus Supplement will specify whether the Mortgage Loans include (i) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related Prospectus Supplement will specify whether the Home Improvement Contracts are FHA Loans and, if so, the limitations on any FHA insurance. In addition, the related Prospectus Supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

         Payment Provisions of the Mortgage Loans

         All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement or for payments in another manner described in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. See "--Assets" above.

         Revolving Credit Line Loans

         As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         Unsecured Home Improvement Loans

         The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans which are FHA Loans. See "--FHA Loans and VA Loans" below and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees." Except as otherwise set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         Unsecured Home Improvement Loan Information in Prospectus Supplements

         Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date, (ii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans, (iii) the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans, (iv) the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans, (v) the state or states in which most of the Unsecured Home Improvement Loans were originated, (vi) information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans, (vii) with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM Unsecured Home Improvement Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan, (viii) information regarding the payment characteristics of the Unsecured Home Improvement Loan,
(ix) the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent and (x) the material underwriting standards used for the Unsecured Home Improvement Loans. If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

CONTRACTS

         General

         To the extent provided in the related Prospectus Supplement, each Contract will be secured by a security interest in a new or used Manufactured Home. To the extent specified in the related Prospectus Supplement, the Contracts may include Contracts which are FHA Loans. See "--FHA Loans and VA Loans" below and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees." Such Prospectus Supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the "Loan-to-Value Ratio" of a Contract will be described in the related Prospectus Supplement.

         Contract Information in Prospectus Supplements

         Each Prospectus Supplement will contain certain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (x) the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent, (xi) information regarding the payment characteristics of the Contracts and (xii) the material underwriting standards used for the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

         Payment Provisions of the Contracts

         All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related Prospectus Supplement or for payments in another manner described in the Prospectus Supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related Prospectus Supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related Prospectus Supplement. See "--Assets" above.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae Certificates, Fannie Mae Certificates and Freddie Mac Certificates, which may include Stripped Agency Securities, as described below.

         Ginnie Mae

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, Ginnie Mae is authorized, under
Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates

         Each Ginnie Mae Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae Certificates. Ginnie Mae Certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the related Prospectus Supplement. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including Ginnie Mae Certificates will set forth additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying such Ginnie Mae Certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae Certificates to the extent not described herein and other relevant matters with respect to the Ginnie Mae Certificates.

         Except as otherwise specified in the related Prospectus Supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such Ginnie Mae Certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the Ginnie Mae Certificates pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA Loans or VA Loans underlying the Ginnie Mae Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

         The Ginnie Mae Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae Certificates, the Depositor or any affiliates thereof, and the only recourse of a registered holder, such as the Trustee, is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of such Ginnie Mae Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including collecting payments from borrowers and remitting such collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds in order to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by such issuer on the loans backing the Ginnie Mae Certificate are less than the amounts due thereon. If the issuer is unable to make payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make such payment. Upon such notification and request, Ginnie Mae will make such payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make such payment, the registered holder of the Ginnie Mae Certificate has recourse against only Ginnie Mae to obtain such payment. The Trustee or its nominee, as registered holder of the Ginnie Mae Certificates included in a Trust Fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to such Ginnie Mae Certificates for any amounts that are not paid when due under each Ginnie Mae Certificate.

         The Ginnie Mae Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such Ginnie Mae Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such Ginnie Mae Certificates and underlying residential loans will be described in the related Prospectus Supplement.

         Fannie Mae

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         Fannie Mae Certificates

         Fannie Mae Certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae Certificates included in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Fannie Mae Certificates will set forth additional information regarding the Fannie Mae program, the characteristics of the pool underlying such Fannie Mae Certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae Certificates to the extent not described herein and other relevant matters with respect to the Fannie Mae Certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy such obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such loans.

         Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered Fannie Mae Certificate, distributions thereon will be made by check.

         The Fannie Mae Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such Fannie Mae Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such Fannie Mae Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

         Freddie Mac

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates

         Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans (the "Freddie Mac Certificate Group"). Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Freddie Mac Certificates will set forth additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying such Freddie Mac Certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac Certificate to the extent not described herein and other relevant matters with respect to the Freddie Mac Certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer and (iii) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

         The Freddie Mac Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such Freddie Mac Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Securities of such Series. Such Freddie Mac Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

         Stripped Agency Securities

         The Ginnie Mae Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates ("Stripped Agency Securities") which represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other Ginnie Mae Certificates, Fannie Mae Certificates or Freddie Mac Certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related Prospectus Supplement. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans, Unsecured Home Improvement Loans, Contract, or Agency Securities, or collateralized obligations secured by Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities. The Mortgage Securities (i) will have been issued by an entity other than the Depositor or its affiliates, (ii) will have been acquired in bona fide secondary market transactions from persons other than the issuer thereof or its affiliates and (iii) will have been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the related Prospectus Supplement, Mortgage Securities will generally be similar to Securities offered hereunder.

         The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Mortgage Securities will include a description of such Mortgage Securities and any related credit enhancement, and the related Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities will be described together with any other Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities included in the Trust Fund relating to such series. As to any such series of Securities, as used herein the terms "Mortgage Loans," "Unsecured Home Improvement Loans" and "Contracts" include the Mortgage Loans, Unsecured Home Improvement Loans or Contracts, as applicable, underlying such Mortgage Securities. References herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Assets may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA Loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan.

         Mortgage Loans, Unsecured Home Improvement Loans and Contracts that are FHA Loans are insured by the FHA (as described in the related Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related Prospectus Supplement.

PRE-FUNDING ACCOUNT

         To the extent provided in a Prospectus Supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "Pre-Funding Account. In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets from time to time (as frequently as daily) within the period (not to exceed three months) specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account for such series on the date of such issuance. The Pre-Funded Amount with respect to a series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the Prospectus Supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel (including bankruptcy, corporate and tax opinions).

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related Prospectus Supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application thereof, only in eligible investments authorized by each applicable Rating Agency.

ACCOUNTS

         Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

         The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

          The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

         Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

         If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an "Interest Accrual Period"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which such principal prepayments occur will be affected by a variety of factors, including, without limitation, the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular Trust Fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), such assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such assets. In this regard, it should be noted that certain Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related Trust Fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising such Assets, and by the extent to which the servicer of any such mortgage loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

         When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related Prospectus Supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is receive or such other date as is specified in the related Prospectus Supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

         If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

         The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         Type of Asset

         If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicer, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related Prospectus Supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

         The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

         As may be described in the related Prospectus Supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

         In addition, and as may be described in the related Prospectus Supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

         The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

         Termination

         If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate Security Balance of the Securities of such series declines to a percentage specified in the related Prospectus Supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

         Defaults

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Foreclosures

         The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related series of Securities.

         Refinancing

         At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

         Due-on-Sale Clauses

         Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets, other than FHA Loans and VA Loans, may include "due-on-sale clauses" that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property.

         With respect to any Mortgage Loans, except as set forth in the related Prospectus Supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions." The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause". See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                 THE DEPOSITOR

         ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in Mortgage Loans and other financial assets, collections thereon and related assets; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

         All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

                         DESCRIPTION OF THE SECURITIES

GENERAL

         The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions; (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities"); (v) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund. Any such classes may include classes of Offered Securities.

         Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain classes of Strip Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued as Definitive Securities or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Owners of Book-Entry Securities Not Entitled to Exercise Rights of Holders of Securities" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity for Securities" and "--Limited Assets for Payment of Securities."

DISTRIBUTIONS

         Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related Prospectus Supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such class or by random selection or as described in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

         (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless a different period is specified in the related Prospectus Supplement, a "Due Period " with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                  (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund ("Liquidation Proceeds"), and other unscheduled recoveries received subsequent to the related Due Period,

                  (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund, and

                  (d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

         (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

         (iii) all advances made by a Servicer or the Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

         (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

         (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

         As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

         The related Prospectus Supplement for a series of Securities will describe any variation in the calculation of the Available Distribution Amount for such series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Securities (other than classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related Prospectus Supplement specifies a different basis.

         Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain classes of Strip Securities will be equal to interest accrued during the related Interest Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related Prospectus Supplement. The method of determining the notional amount for a certain class of Strip Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Rate of Prepayments on Assets May Adversely Affect Average Lives and Yields of Securities" and "--Priority of Payment of Securities May Adversely Affect Average Lives and Yields of Securities," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Securities of each series, other than certain classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the related Prospectus Supplement. Certain classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

         To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund. The Prospectus Supplement for a series of Securities will describe the entitlement, if any, of a class of Securities whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to such class from amounts received on the Assets. However, if the Security Balance of a class of Securities has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, such class will no longer be entitled to receive principal distributions from amounts received on the assets of the related Trust Fund, including distributions in respect of principal losses previously allocated to such class.

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of Securities evidencing an interest in a Trust Fund, if so provided in the related Prospectus Supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the related Prospectus Supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the related Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Servicer from excess funds in the related Collection Account, the Servicer is required to replace such funds in such Collection Account on any future Distribution Date to the extent that funds in such Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

         If and to the extent so provided in the related Prospectus Supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

         If specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the Prospectus Supplement, in the event of a Servicer default.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of Securities of a series, the Servicer, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement generally setting forth, in each case to the extent applicable and available:

         (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

         (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

         (iii) the amount of such distribution allocable to Prepayment
Premiums;

         (iv) the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

         (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

         (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

         (vii) the number and aggregate principal balance of Mortgage Loans or Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

         (viii) with respect to any Mortgage Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

         (ix) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (an "REO Property") relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

         (x) with respect to each REO Property relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

         (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

         (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

         (xiii) the aggregate amount of principal prepayments made during the related Due Period;

         (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

         (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

         (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

         (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

         (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

         (xx) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

         (xxi) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

         (xxii) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

         Within a reasonable period of time after the end of each calendar year, the Servicer, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Securities will terminate upon the payment to Securityholders of that series of all amounts held in the Collection Accounts or by a Servicer, the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the Trust Fund continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

         If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the Trust Fund will be without recourse to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such class or classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

         Subject to the provisions of the applicable Agreement, the Depositor, the Servicer or such other party specified in the related Prospectus Supplement may, at such party's option, repurchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Depositor's, the Servicer's or such other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants or in such other manner as is provided for in the related Prospectus Supplement. In addition, such investors will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement or Indenture, as applicable) will be Cede, as nominee of DTC or such other entity specified in the related Prospectus Supplement, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement or Indenture, as applicable. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

         Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

         DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

         Securities initially issued in book-entry form will be issued as Definitive Securities to Security Owners or their nominees, rather than to DTC or its nominee only (i) if the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor, (ii) if the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) in accordance with such other provisions described in the related Prospectus Supplement.

         Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

         None of the Depositor, any Master Servicer, any Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC Securities, Grantor Trust Securities

         Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement among the Depositor, the Trustee and the sole Servicer or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, or in the event the Securities consist of Notes, each Servicer will perform such servicing functions pursuant to a related servicing agreement.

         Securities That Are Partnership Interests for Tax Purposes and Notes

         Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

         A series of Notes issued by a Trust Fund will be issued pursuant to an Indenture between the related Trust Fund and an Indenture Trustee named in the related Prospectus Supplement. The Trust Fund will be established pursuant to a Deposit Trust Agreement between the Depositor and an owner trustee specified in the Prospectus Supplement relating to such series of Notes. The Assets securing payment on the Notes will be serviced in accordance with an Underlying Servicing Agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

         General

         The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement (each an "Agreement"). The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any series of Securities without charge upon written request of a Securityholder of such series addressed to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210,
Attention:

Elizabeth S. Eldridge.

         The Servicers, any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer will perform certain administration, calculation and reporting functions with respect to such Trust Fund and will supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to series involving a Master Servicer, references in this Prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related Prospectus Supplement, a manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund.

         Assignment of Assets; Repurchases

         At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate and (iii) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the pass-through rate thereon.

         With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related Prospectus Supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Agreement will generally require the Depositor or another party specified in the related Prospectus Supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

         The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the relevant Asset Seller or other entity specified in the related Prospectus Supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or other entity specified in the related Prospectus Supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicer or such other price as specified in the related Prospectus Supplement (the "Purchase Price") or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         Notwithstanding the preceding two paragraphs, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related Prospectus Supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related Prospectus Supplement.

         With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund only to the extent specified in the related Prospectus Supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

         While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related Prospectus Supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect thereto, in accordance with the procedures established by the issuer or guarantor for registration of such certificates, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee.

         Representations and Warranties; Repurchases

         To the extent provided in the related Prospectus Supplement the Depositor will, with respect to each Asset, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the related Agreement;
(ii) in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Asset; (iv) the payment status of the Asset; (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

         Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

         Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related Prospectus Supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

         Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

         A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related Prospectus Supplement, will constitute an Event of Default under such Agreement. See "Events of Default" and "Rights Upon Event of Default."

         Collection Account and Related Accounts

         General. The Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the related Prospectus Supplement, be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

         Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the related Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

         (i) all payments on account of principal, including principal prepayments, on the Assets;

         (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

         (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

         (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support;"

         (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

         (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

         (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

         (viii) any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

         (ix) to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

         (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

         (xi) any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

         (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

         Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

         (i) to make distributions to the Securityholders on each Distribution Date;

         (ii) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Assets;

         (iii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Assets and properties;

         (iv) to reimburse a Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

         (v) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such advances and servicing expenses remain outstanding and unreimbursed;

         (vi) to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

         (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

         (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

         (ix) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

         (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

         (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

         (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the applicable Prospectus Supplement, respectively;

         (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

         (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

         (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

         (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

         (xvii) to make any other withdrawals permitted by the related Agreement; and

         (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

         Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis, or such other period provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

         The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made

         Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related Prospectus Supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of Credit Support. See "Description of Credit Support."

         The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (ii) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (i) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

         In the case of Multifamily Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the related Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Multifamily Property is located.

         Realization Upon Defaulted Assets

         Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

         Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If so specified in the related Prospectus Supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the related Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Security or Agency Security by the fifth business day after the date on which such distribution was due and payable pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Mortgage Security or Agency Security to make such payment as promptly as possible and legally permitted to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Collection Account pending distribution thereof to Securityholders of the related series. In the event that the proceeds of any such legal action may be insufficient to reimburse the Trustee for its legal fees and expenses, the Trustee will be entitled to withdraw from the Collection Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

         As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

         If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         Hazard Insurance Policies

         Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related Prospectus Supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

         Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

         Contracts. Generally, the terms of the Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

         FHA Insurance and VA Guarantees

         FHA Loans will be insured by the FHA as authorized under the Housing Act. Certain FHA Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related Prospectus Supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

         The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA Loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the FHA Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the related Prospectus Supplement, the Servicer of each single family FHA Loan will be obligated to purchase any such debenture issued in satisfaction of such FHA Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA Loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of such VA Loan, interest accrued on the unpaid balance of such VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         Fidelity Bonds and Errors and Omissions Insurance

         Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The related Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in the Agreement are met.

         Due-on-Sale Provisions

         The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses." The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

         Retained Interest; Servicing Compensation and Payment of Expenses

         The Prospectus Supplement for a series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

         The Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related Prospectus Supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the Agreement.

         The Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

         If and to the extent provided in the related Prospectus Supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

         Evidence as to Compliance

         Each Agreement relating to Assets which include Mortgage Loans or Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such other program used by the Servicer, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report.

         Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

         Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Servicer or other entity specified in the related Prospectus Supplement at the address set forth in the related Prospectus Supplement.

         Certain Matters Regarding Servicers, the Master Servicer and the Depositor

         The Servicers and Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

         The related Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

         Each Agreement will further provide that neither any Servicer, the Depositor nor any director, officer, employee, or agent of a Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of a Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the related Agreement.

         Special Servicers

         If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

         Events of Default under the Agreement

         Events of default under the related Agreement will generally include
(i) any failure by the Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related Prospectus Supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

         The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

         Rights Upon Event of Default under the Agreements

         So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the Agreement.

         The holders of Securities representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default under the Agreements" may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

         No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         Amendment

         Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the Depositor, the Servicer, if any, and the Trustee, with the consent of the Securityholders affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC, at any time that the related Securities are outstanding.

         The Trustee

         The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates.

         Duties of the Trustee

         The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

         Certain Matters Regarding the Trustee

         The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

         Resignation and Removal of the Trustee

         The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Securityholders of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

         General

         The following summary describes the material provisions that may appear in each Indenture. The Prospectus Supplement for a series of Notes will describe any provision of the Indenture relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Indenture for a series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any series of Notes without charge upon written request of a Securityholder of such series addressed to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210, Attention: Elizabeth S. Eldridge.

         Events of Default

         Events of default under the Indenture for each series of Notes will generally include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such series.

         If, following an event of default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

         In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

         To the extent provided in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such series affected thereby.

         Discharge of Indenture

         The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

         In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         Indenture Trustee's Annual Report

         The Indenture Trustee for each series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

         The Indenture Trustee

         The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

         The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Securities, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

         The coverage provided by any Credit Support will be described in the related Prospectus Supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities, Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

         If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support is Limited in Amount and Coverage."

SUBORDINATE SECURITIES

         If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

LIMITED GUARANTEE

         If so specified in the related Prospectus Supplement with respect to a series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

         If so specified in the related Prospectus Supplement with respect to a series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

LETTER OF CREDIT

         Alternative credit support with respect to a series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a series of Securities will be set forth in the Prospectus Supplement relating to such series.

POOL INSURANCE POLICIES

         If so specified in the related Prospectus Supplement relating to a series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the related Prospectus Supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the related Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

MORTGAGOR BANKRUPTCY BOND

         If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a series of Securities will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a series by the Rating Agency or Rating Agencies that rate such series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

RESERVE FUNDS

         If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

         Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related Prospectus Supplement, the reserve fund, if any, for a series will not be a part of the Trust Fund.

         Additional information concerning any reserve fund will be set forth in the related Prospectus Supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

         If specified in the related Prospectus Supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Assets or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or a group thereof, over the principal balance of the related class or classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

         All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the Mortgagor assigns to the lender the Mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related Prospectus Supplement will make certain representations and warranties in the Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

         Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

         General

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

         Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

         Equitable Limitations on Enforceability of Certain Provisions

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

         Non-Judicial Foreclosure/Power of Sale

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

         Rights of Redemption

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

         Cooperative Loans

         The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

         Pending Year 2000 Legislation

         In July 1999, Congress approved legislation that would limit liability for losses due to year 2000 computer-related errors. If signed by the President and enacted into law, this legislation would, among other things, protect borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in inability to accurately or timely process their mortgage payments.

         This legislation is not intended to extinguish or otherwise affect a borrower's payment obligations but would instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this legislation must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This legislation would not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. This legislation would also not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

         If enacted, this legislation could delay the ability of a Servicer to foreclose on some Mortgage Loans during the first quarter of the year 2000. These delays could affect the distributions on your Securities.

JUNIOR MORTGAGES

         Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         If a Mortgage Loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

         In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Certain tax liens arising under the Code may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

         The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

         The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

         Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

         On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

         If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

DUE-ON-SALE CLAUSES

         The Mortgage Loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

         Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

         Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. Such shortfalls will be covered by the Credit Support provided in connection with such Securities only to the extent provided in the related Prospectus Supplement. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

         As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee only if provided in the related Prospectus Supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

         The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related Prospectus Supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

         The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940."

CONSUMER PROTECTION LAWS

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

         The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983, deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following discussion represents the opinion of Brown & Wood LLP as to the material federal income tax considerations of the purchase, ownership and disposition of the Securities offered hereunder. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State Income Tax Considerations." The Depositor recommends that Securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

         The following discussion addresses securities of four general types:
(i) securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) Grantor Trust Securities representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) securities representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) Debt Securities representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Securities will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (iii) to the extent specified in the applicable Prospectus Supplement, references to "Mortgage Loans" include Contracts. Except to the extent specified in the applicable Prospectus Supplement, no REMIC election will be made with respect to Unsecured Home Improvement Loans.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

         Taxable Mortgage Pools

         Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

         Classification of REMICS

         With respect to each series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, in the opinion of Brown & Wood LLP, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of Regular Securities or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

         Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

         In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Brown & Wood LLP, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities with respect to that Series will constitute a single class of residual interests with respect to each REMIC Pool.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

         Characterization of Investments in REMIC Securities

         In the opinion of Brown & Wood LLP, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . .
 . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). No opinion is expressed as to the treatment of such Buydown Funds because the law is unclear as to whether such Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. Such a reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, in the opinion of Brown & Wood LLP, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

         The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures

         For certain series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Securities, Brown & Wood LLP will deliver its opinion that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICS, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         Taxation of Owners of Regular Securities

         (i)      General

         In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

         (ii)     Original Issue Discount

         Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code
Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

         Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

         A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

         (iii)    Acquisition Premium

         A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

         (iv)     Variable Rate Regular Securities

         Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

         Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or the product of such a rate and a positive or a negative multiple (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

         The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class or a Class bearing interest at a rate equal to the weighted average of the net rates on the Mortgage Loans, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

         (v)      Market Discount

         A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

         Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

         Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

         Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

         (vi)     Amortizable Premium

         A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

         Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

         (vii)    Election to Treat All Interest Under the Constant Yield
                  Method

         A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

         (viii)   Treatment of Losses

         Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

         (ix)     Sale or Exchange of Regular Securities

         If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

         Taxation of Owners of Residual Securities

         (i)      Taxation of REMIC Income

         Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and
(iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

         The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and
(ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

         A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder. See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

         (ii)     Basis and Losses

         The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

         A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

         A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

         Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         (iii) Treatment of Certain Items of REMIC Income and Expense

         Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

         Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         (iv)     Limitations on Offset or Exemption of REMIC Income

         A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

         The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

         In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

         (v)      Tax-Related Restrictions on Transfer of Residual Securities

         Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizens or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

         (vi)     Sale or Exchange of a Residual Security

         Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

         Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

         (vii)    Mark to Market Regulations

         On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

         Taxes That May Be Imposed on the REMIC Pool

         (i)      Prohibited Transactions

         Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

         (ii)     Contributions to the REMIC Pool After the Startup Day

         In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

         (iii)    Net Income from Foreclosure Property

         The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired such property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

         (iv)     Liquidation of the REMIC Pool

         If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

         (v)      Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in such proceedings in appropriate circumstances.

         (vi)     Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The applicable Prospectus Supplement will indicate if all such expenses will not be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

         Taxation of Certain Foreign Investors

         (i)      Regular Securities

         Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         The Internal Revenue Service recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

         (ii)     Residual Securities

         The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984, and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163 (f) (1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

         (iii)    Backup Withholding

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

         (iv)     Reporting Requirements

         Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

         Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

         Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds

         With respect to each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of Brown & Wood LLP, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

STANDARD SECURITIES

         General

         Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

         Holders of Standard Securities, particularly any class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

         (i)      Tax Status

         With respect to a series, in the opinion of Brown & Wood LLP, except with respect to that portion of a Trust Fund consisting of Unsecured Home Improvement Loans:

         1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . .
 . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

         2. A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

         3. A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Mortgage Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

         (ii)     Premium and Discount

         The Depositor recommends that Securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

         Premium.   The treatment of premium incurred upon the purchase of a
Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities Premium."

         Original Issue Discount. The original issue discount rules of Code
Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

         Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. No prepayment assumption will be assumed for purposes of such accrual except as set forth in the applicable Prospectus Supplement. However, Code
Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

         Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of such accrual except as set forth in the applicable Prospectus Supplement.

         (iii)    Recharacterization of Servicing Fees

         If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         (iv)     Sale or Exchange of Standard Securities

         Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of such taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

STRIPPED SECURITIES

         General

         Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Brown & Wood LLP, the Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "--Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

         In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Brown & Wood LLP, (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

         The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

         A holder of a Stripped Security, particularly any class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under "--Standard Securities General."

         Status of Stripped Securities

         No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Brown & Wood LLP, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation [ s ] . . . principally secured by an interest in real property which is . . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

         Taxation of Stripped Securities

         Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "Stripped Securityholder") in any taxable year likely will be computed generally as described above under "--REMICs-- Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

         If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

         Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

         Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

         Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

         Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities except as set forth in the applicable Prospectus Supplement. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

         Taxation of Certain Foreign Investors

         To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

         Classification of Partnership Trust Funds

         With respect to each series of Partnership Securities or Debt Securities, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         Characterization of Investments in Partnership Securities and Debt Securities

         For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residual real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

         Taxation of Debt Securityholders

         (i)      Treatment of the Debt Securities as Indebtedness

         The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Brown & Wood LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

         If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

         Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

         Taxation of Owners of Partnership Securities

         (i)      Treatment of the Partnership Trust Fund as a Partnership

         If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

         (ii)     Partnership Taxation

         As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

         Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

         A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

         Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the Internal Revenue Service were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

         (iii)    Discount and Premium

         It is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis.)

         If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

         (iv)     Section 708 Termination

         Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

         (v)      Disposition of Securities

         Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

         Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

         If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

         (vi)     Allocations Between Transferors and Transferees

         In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         (vii)    Section 731 Distributions

         In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security exceeds the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

         (viii)   Section 754 Election

         In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

         (ix)     Administrative Matters

         The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

         The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

         (x)      Tax Consequences to Foreign Securityholders

         It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         (xi)     Backup Withholding

         Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

         THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. THE DEPOSITOR RECOMMENDS THAT PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE INCOME TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                             ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

         A Plan's investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

         The DOL issued an individual exemption (the "Exemption"), to DBSI which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) DBSI,
(b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBSI, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series. Third, the Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of the Underwriter, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Trust Fund must meet the following requirements: (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

         A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by
Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

         To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in such Securities ("Non-Equity Securities") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee, or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or Underwriter has investment authority with respect to such assets.

         In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

         Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment.

         Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

         The sale of Securities to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                        LEGAL INVESTMENT CONSIDERATIONS

         Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" for purposes of the SMMEA. Generally, only classes of Offered Securities that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and
(ii) are part of a series representing interests in, or secured by, a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. Those classes of Offered Securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991, cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), certain "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include certain "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

         If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Securities, as certain classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and with regard to any Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of Offered Securities as "mortgage related securities," no representation is made as to the proper characterization of the Offered Securities for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHODS OF DISTRIBUTION

         The Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by DBSI acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If DBSI acts as agent in the sale of Securities, DBSI will receive a selling commission with respect to each series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that DBSI elects to purchase Securities as principal, DBSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

         The Depositor will indemnify DBSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBSI and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, DBSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

         The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

         Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a Series, will be passed upon for the Depositor by Brown & Wood LLP, Washington, D.C.

                             FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

         It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF DEFINED TERMS




1986 Act....................................................................115
1998 Policy Statement.......................................................156
Accrual Securities...........................................................15
Accrued Security Interest....................................................55
Adjustable Rate Assets.......................................................32
Agency Securities.............................................................1
Agreement....................................................................63
ARM Contracts................................................................37
ARM Loans....................................................................34
ARM Unsecured Home Improvement Loans.........................................36
Asset Conservation Act......................................................102
Asset Group..................................................................15
Asset Seller.................................................................32
Assets........................................................................1
Available Distribution Amount................................................54
Balloon Payment Assets.......................................................25
Bankruptcy Code..............................................................99
Bi-weekly Assets.............................................................32
Book-Entry Securities........................................................53
Buy Down Assets..............................................................32
Buydown Funds...............................................................113
Buydown Mortgage Loans.......................................................49
Buydown Period...............................................................49
Capitalized Interest Account.................................................14
Cash Flow Agreements..........................................................1
Cede..........................................................................4
CERCLA......................................................................100
Certificates..................................................................1
Charter Act..................................................................39
Cleanup Costs...............................................................101
Code.........................................................................18
Collection Account...........................................................67
Commission....................................................................3
contract borrower............................................................93
contract lender..............................................................93
Contract Rate................................................................11
Contracts.....................................................................1
Convertible Assets...........................................................32
Cooperative..................................................................92
Cooperative Loans............................................................92
Cooperatives.................................................................33
Counterparty.................................................................31
Covered Trust................................................................29
CPR..........................................................................48
Credit Support................................................................1
Crime Control Act...........................................................105
Cut-off Date.................................................................17
DBSI.........................................................................20
DCR.........................................................................152
Debt Securities..............................................................18
Definitive Securities........................................................31
Deposit Trust Agreement......................................................15
Depositor.....................................................................8
Determination Date...........................................................54
Disqualified Organization...................................................128
DOL.........................................................................151
DTC...........................................................................4
ERISA........................................................................20
excess servicing............................................................138
Exchange Act..................................................................4
Excluded Plan...............................................................153
Exemption....................................................................20
Fannie Mae....................................................................1
Fannie Mae Certificates......................................................12
FDIC.........................................................................67
FFIEC.......................................................................156
FHA...........................................................................9
FHA Loans....................................................................33
Financial Instrument.........................................................31
Fitch.......................................................................152
Foreign Investors...........................................................129
Freddie Mac...................................................................1
Freddie Mac Act..............................................................40
Freddie Mac Certificate Group................................................41
Freddie Mac Certificates.....................................................12
Garn-St. Germain Act........................................................103
GEM Assets...................................................................32
Ginnie Mae....................................................................1
Ginnie Mae Certificates......................................................12
GPM Assets...................................................................32
Grantor Trust Fund..........................................................110
Grantor Trust Securities.....................................................18
Home Equity Loans.............................................................9
Home Improvement Contracts....................................................9
Home Ownership Act...........................................................27
Housing Act..................................................................27
HUD..........................................................................76
Increasing Payment Assets....................................................32
Indenture....................................................................15
Indenture Trustee.............................................................9
Indirect Participants........................................................61
Insurance Proceeds...........................................................54
Interest Accrual Period......................................................46
Interest Reduction Assets....................................................32
land sale contract...........................................................93
Land Sale Contracts...........................................................9
Level Payment Assets.........................................................32
Liquidation Proceeds.........................................................54
Loan-to-Value Ratio..........................................................34
Lock-out Date................................................................35
Lock-out Period..............................................................35
Manufactured Home............................................................11
manufactured housing contracts...............................................28
Mark to Market Regulations..................................................131
Master Servicer...............................................................8
Moody's.....................................................................152
Mortgage Loans................................................................1
Mortgage Notes...............................................................33
Mortgage Rate.................................................................9
Mortgage Securities..........................................................12
Mortgaged Properties..........................................................9
Mortgages....................................................................33
mortgagor....................................................................91
Multifamily Mortgage Loan....................................................33
Multifamily Properties........................................................9
NCUA........................................................................155
new partnership.............................................................147
New Regulations.............................................................134
Non-Equity Securities.......................................................154
Non-Pro Rata Security.......................................................115
Nonrecoverable Advance.......................................................58
Notes.........................................................................1
OCC.........................................................................155
Offered Securities............................................................1
OID Regulations.............................................................111
old partnership.............................................................147
Originators..................................................................27
Participants.................................................................61
Parties in Interest.........................................................151
Partnership Securities.......................................................18
Partnership Trust Fund......................................................110
Pass-Through Entity.........................................................128
Pass-Through Rate............................................................15
PCBs........................................................................100
Permitted Investments........................................................68
Plan.........................................................................20
Plans.......................................................................151
Pooling and Servicing Agreement...............................................8
Pre-Funded Amount............................................................14
Pre-Funding Account..........................................................14
Pre-Funding Period...........................................................14
prepayment...................................................................48
Prepayment Assumption.......................................................116
Prepayment Premium...........................................................35
PTCE........................................................................154
Purchase Price...............................................................65
Rating Agency................................................................21
RCRA........................................................................101
Record Date..................................................................53
Regular Securities...........................................................18
Regular Securityholder......................................................115
Related Proceeds.............................................................58
Relief Act..................................................................105
REMIC.........................................................................3
REMIC Pool..................................................................111
REMIC Provisions............................................................110
REMIC Regulations...........................................................111
REMIC Securities.............................................................63
REO Property.................................................................59
Residual Holders............................................................123
Residual Securities..........................................................18
Restricted Group............................................................152
Retained Interest............................................................78
Revolving Credit Line Loans..................................................35
RICO........................................................................105
S&P.........................................................................152
SBJPA of 1996...............................................................114
secured-creditor exemption..................................................101
Securities....................................................................1
Security.....................................................................63
Security Balance.............................................................15
Security Owners...............................................................4
Securityholders...............................................................4
senior lien..................................................................26
Senior Securities............................................................15
Servicemen's Readjustment Act................................................43
Servicer......................................................................8
Servicing Standard...........................................................71
Single Family Mortgage Loan..................................................33
Single Family Properties......................................................9
SMMEA........................................................................20
SPA..........................................................................48
Special Servicer.............................................................80
Standard Securities.........................................................136
Startup Day.................................................................111
Step-up Rate Assets..........................................................32
Strip Securities.............................................................15
Stripped Agency Securities...................................................42
Stripped Securityholder.....................................................142
Subordinate Securities.......................................................15
Sub-prime Mortgage Loans.....................................................26
Subsequent Assets............................................................14
Superliens..................................................................100
Taxable Mortgage Pools......................................................111
thrift institutions.........................................................127
Tiered REMICS...............................................................114
Title V.....................................................................104
Title VIII..................................................................105
Trust Assets..................................................................3
Trust Fund....................................................................1
Trustee.......................................................................9
UCC..........................................................................61
Underlying Servicing Agreement................................................8
Unsecured Home Improvement Loans..............................................1
UST.........................................................................101
VA............................................................................9
VA Guaranty Policy...........................................................77
VA Loans.....................................................................33
Value........................................................................34
Voting Rights................................................................81
Warranting Party.............................................................66